                 Exhibit 10(ee)

OLIN CORPORATION

CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
Effective as of December 1, 2003

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS	3
ARTICLE II PARTICIPATION 2.01 On the Restatement Effective Date 2.02 After the Restatement Effective Date	14 14 14
ARTICLE III CONTRIBUTIONS
3.01 Tax Deferred Contributions
3.02 Limitation on Tax Deferred Contributions
3.03 Taxed Contributions
3.04 Employer Contributions
3.05 Limitation on Taxed Contributions and Company Contributions
3.06 Rollover Contributions and Prior Plan Transfers
3.07 Benefit and Contribution Limitations

15 15 16 18 19 20 23 24
ARTICLE IV ESOP LOANS 4.01 [Reserved] 4.02 [Reserved] 4.03 Limitations on Stock Acquired with Proceeds of an ESOP Loan. 4.04 [Reserved] 4.05 [Reserved]	26 26 26 26 26 26
ARTICLE V ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
5.01 Tax Deferred Contributions and Taxed Contributions
5.02 Allocations with Respect to Dividends on Allocated Company Stock
5.03 Matching Allocations
5.04 Performance Matching Allocations
5.05 Aegis Retirement Plan Contribution Allocations
5.06 Monarch Retirement Plan Contribution Allocations.

27 27 27 28 28 29 30
ARTICLE VI INVESTMENT OF CONTRIBUTIONS
6.01 Participant Direction of Accounts
6.02 Investments in Company Stock
6.03 Investment of Company Matching Allocations and Performance Matching Allocations
6.04 Special Distribution Account

31 31 31 31 32
ARTICLE VII VESTING
7.01 Vesting of Tax Deferred Contribution and Taxed Contribution Accounts
7.02 Vesting of Company Contribution Accounts
7.03 Vesting of Amounts Rolled Over or Transferred from Other Plans
7.04 Forfeitures
7.05 Repayment of Prior Distributions

34 34 34 34 34 35
ARTICLE VIII WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT
8.01 Priority for Withdrawals
8.02 Penalties for General Withdrawals
8.03 Hardship Withdrawals
8.04 Period of Suspension
                8.05 Limitation on Withdrawals for Participants with Outstanding Loans
36 36 37 37 38 38
ARTICLE IX LOANS TO PARTICIPANTS AND BENEFICIARIES 9.01 Loan Program 9.02 General Rules 9.03 Amount 9.04 Rate of Interest and Term of Loan 9.05 Security 9.06 Repayment	39 39 39 39 39 39 40
ARTICLE X DISTRIBUTIONS
10.01 Termination of Employment
10.02 Method of Distribution
10.03 Form of Distribution
10.04 Date of Distribution
10.05 Compliance with Applicable Law
10.06 Distributions to Comply with Qualified Domestic Relations Order
10.07 Distribution Rights Pertaining to Stock Distributions

41 41 42 42 42 43 43 43
ARTICLE XI TRUST FUND 11.01 Trust Agreement 11.02 Trustee 11.03 Return of Contributions	45 45 45 45
ARTICLE XII ADMINISTRATION
12.01 Administrative Committee
12.02 Investment Committee
12.03 Delegation
12.04 Action by Company
12.05 Employment of Agents
12.06 Fiduciary Responsibilities
12.07 Compensation
12.08 Committee Liability
12.09 Reports to Participants
12.10 Administrative Expenses
12.11 Special Fiduciary Provisions Concerning Employer Stock

46 46 46 46 46 46 46 47 47 47 47 47
ARTICLE XIII VOTING AND TENDER OFFERS 13.01 Voting of Company Stock 13.02 Tendering Company Stock	48 48 48
ARTICLE XIV AMENDMENT AND TERMINATION 14.01 Amendment 14.02 Termination 14.03 Termination of an Employer’s Participation	50 50 50 50
ARTICLE XV MISCELLANEOUS PROVISIONS
15.01 Nonalienation of Benefits
15.02 Benefits Paid Solely from the Trust Fund
15.03 No Contract of Employment
15.04 Incompetency
15.05 Missing Recipients
15.06 Mergers, Consolidations and Transfers of Plan Assets
15.07 Claim Procedures
15.08 Cooperation of Participants
15.09 Applicable Law
15.10 Gender and Number
15.11 Headings
15.12 Veterans’ Rights Upon Re-Employment

52 52 52 52 52 52 52 53 54 54 54 54 54
APPENDIX A-1 TOP HEAVY PROVISIONS
APPENDIX A-2 INTERNAL REVENUE CODE REQUIREMENTS

OLIN CORPORATION

CONTRIBUTING EMPLOYEE OWNERSHIP PLAN

Restated and Amended as of December 1, 2003

INTRODUCTION

The Olin Corporation Contributing Employee Ownership Plan (the “Plan”) is a stock bonus plan that includes a cash or deferred arrangement and includes an “employee stock ownership plan” component (an “ESOP”) within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”).  The ESOP portion of the Plan is designed to invest primarily in employer securities as defined in Section 409(l) of the Code.

The Plan is amended and restated in this Plan document, the terms of which shall be effective as of December 1, 2003.  The rights of Employees terminating service prior to this Restatement Effective Date shall be governed by the terms of the Prior Plan in effect as of the date the employee terminated service, provided, however, that if the Employee retains an Account under this Plan after its Restatement Effective Date, the administration, timing and valuation of the distribution of such Account shall be determined under the terms of this Plan.

The participation of each Participating Employer in this Plan shall be limited to providing benefits for Participants who are or have been in the employ of such Participating Employer and its Affiliated Companies.  Contributions by a Participating Employer shall be determined on the basis of Participants who have been employed by that particular Participating Employer.  The Plan shall be administered as a single plan and not as separate plans of the Company and each Participating Employer.  All contributions made by the Company and by Participating Employers under the Plan, together with any increment attributable thereto, shall be used to pay benefits to Participants under the Plan in accordance with the provisions of the Plan and without regard to which Participating Employer or Participating Employers have funded the particular Participant’s benefits.

The purposes of the Plan are to encourage thrift on the part of employees by furnishing them with a means to save for the future, and to give Participants an opportunity to acquire Company Stock and thus become more interested in the affairs of the Company and their Participating Employer.

BRIEF HISTORY

Olin Corporation established the Plan effective July 1, 1964.  The Plan was established as a savings plan for eligible employees and was originally known as the Olin Employee Incentive Thrift Plan.  Effective June 12, 1989, the Plan, which was then a stock bonus plan with a cash or deferred arrangement, was renamed the Olin Corporation Contributing Employee Ownership Plan and was amended to include the ESOP portion of the Plan.  The Plan was thereafter amended from time to time prior to this restatement.

Effective as of February 8, 1999, the date of the spin-off of Arch Chemicals, Inc. (“Arch”) from the Company, the Plan was converted into a multiple employer plan covering the employees of Olin and its Affiliated Companies, and employees of Arch and its Affiliated Companies.  Effective as of March 1, 2001, Arch ceased to be a Participating Employer in the Plan and the Plan ceased to be a multiple employer plan.  Effective as of the same date, the Accounts of all Arch Participants were transferred to the Arch Chemicals, Inc. Contributing Employee Ownership Plan. During the time that the Plan was a multiple employer Plan, the ESOP portion of the Plan consisted of two ESOP sub-Accounts: with respect to the Company and its Affiliated Companies, a sub-account which was invested in employer securities of the Company, and with respect to Arch and its Affiliated Companies, a sub-account which was invested in qualifying employer securities of Arch.  The provisions applicable when the Plan was a multiple employer plan have been generally removed from this restatement.

Effective as of September 1, 2001, Monarch Brass & Copper Corporation and its affiliates (“Monarch”), a wholly owned subsidiary of Olin Corporation, became a Participating Employer in the Plan and its stock bonus plans were merged into this Plan.

ARTICLE I

DEFINITIONS

“Account” shall mean with respect to any Participant, the aggregate of his Tax Deferred Contribution Account, his Taxed Contribution Account, his Company Contribution Account and such other account(s) or sub-accounts as may be established by the Administrative Committee or the Trustee.

“Active Participant” shall mean any Eligible Employee who participates in the Plan pursuant to Article II, who is actively employed by an Affiliated Company and who still has an Account under the Plan.

“Actual Contribution Percentage” shall mean, with respect to a specified group of Eligible Employees, the average of the Contribution Percentages of the Eligible Employees in each group.  The Contribution Percentages are ratios (expressed as percentages) for each Eligible Employee in the group, determined by dividing

(a) the sum of (i) the fair market value of any Matching Contributions (and Performance Matching Contributions, and qualified non-elective contributions, if any, but excluding any amounts used to satisfy the minimum top heavy allocation described in Appendix A) made on behalf of the Eligible Employee for the Plan Year, plus (ii) Taxed Contributions made on behalf of or by the Eligible Employee for the Plan Year, by

(b) the Eligible Employee’s Earnings for that Plan Year.

For purposes of determining such ratios, Eligible Employee includes:

(I) an Employee who is directly or indirectly eligible to make a Tax Deferred Contribution or to receive an allocation of Matching Contributions and Performance Matching Contributions (including allocations derived from forfeitures) under the Plan for a Plan Year;

(II) an Employee who is unable to make a Tax Deferred Contribution or to receive an allocation of Matching Contributions or Performance Matching Contributions because the Employee has not contributed to this Plan or another plan of an Affiliated Company;

(III) an Employee who would be eligible to make Tax Deferred Contributions but for a suspension due to a distribution, a loan or an election not to participate in the Plan (other than certain one-time elections), even though  the Employee may not make such Tax Deferred Contributions or receive an allocation of Matching Contributions or Performance Matching Contributions by reason of such suspension; or

(IV) an Employee who is unable to make a Tax Deferred Contribution or to receive an allocation of Matching Contributions or Performance Matching Contributions because such Employee may receive no additional annual additions because of Section 415(c)(1) or, prior to January 1, 2000, because of Section 415(e) of the Code.

In the case of an Eligible Employee described in paragraphs (I), (II), (III) or (IV) above who makes no Tax Deferred Contributions and receives no Matching Contributions or Performance Matching Contributions under the Plan for a Plan Year, the Contribution Percentage for such Participant that is to be included in determining the Average Contribution Percentage for such Plan Year shall be zero.  In determining the Contribution Percentage, the Administrative Committee may elect, to the extent permitted in regulations, to take into account elective deferrals (defined in Code Section 402(g)(3)(A) and qualified non-elective deferrals which are subject to Code Section 401(k) restrictions (as defined in Code Section 401(m)(4)(C)) contributed to any Plan maintained by the Company or an Affiliated Company.

In determining the Contribution Percentages, the following Matching Contributions and Performance Matching Contributions shall be excluded:

(x) Matching Contributions and Performance Matching Contributions that a Participant forfeits because they correspond to Tax Deferred Contributions in excess of the permissible dollar limits contained in Code Section 402(g);

(y) Matching Contributions and Performance Matching Contributions forfeited, or returned to the Participant, in order to correct an allocation in excess of Section 415(c) of the Code; and

(z) Matching Contributions and Performance Matching Contributions that a Participant forfeits in conjunction with a distribution made to meet the limitations described in Sections 3.02 and 3.05 of the Plan.

The Actual Contribution Percentage shall be computed to the nearest one hundredth of one percent of the Eligible Employee’s Earnings.

The Actual Contribution Percentage shall be determined separately with respect to the Bargaining Unit Employees and Non-Bargaining Unit Employees within each of these two groups.

The Company elects to compute the Actual Contribution Percentage in accordance with the foregoing formula on the basis of current Plan Year data for Participants, notwithstanding the changes to Code Section 401(m)(2)(A) enacted as part of the Small Business Job Protection Act of 1996. Such election, once made, cannot be revoked except as provided in IRS guidance, including IRS Notice 98-1. The Company can switch the Plan to prior year testing (by Plan amendment) only if: (i) the Plan has used current year testing for the lesser of 5 years, or since the Plan has been in effect; or (ii) it is otherwise permitted in Notice 98-1 or subsequent guidance.  If a switch is made from current year testing to prior year testing, then the rules in Notice 98-1 (or any subsequent guidance) apply in determining how the Actual Contribution Percentage of Non-Highly Compensated Employees is adjusted in the year of the switch.

“Actual Deferral Percentage” shall mean, with respect to a specified group of Eligible Employees, the average of the Deferral Percentages of the Eligible Employees in each group.  The Deferral Percentages are ratios (expressed as percentages) for each Eligible Employee in the group, determined by dividing

(a) the sum of (i) the Tax Deferred Contributions made on behalf of or by the Eligible Employee for the Plan Year, and (ii) qualified non-elective or qualified matching contributions, if any, by

(b) the Eligible Employee’s Earnings for that Plan Year.

Such Actual Deferral Percentage shall be computed to the nearest one hundredth of one percent of the Eligible Employee’s Earnings.

The Actual Deferral Percentage shall be determined separately with respect to the Bargaining Unit Employees and Non-Bargaining Unit Employees within each of these two groups.

For purposes of determining such ratios, Tax Deferred Contributions on behalf of any Participant shall include any Tax Deferred Contributions made pursuant to a salary reduction agreement, including excess Tax Deferred Contributions of Highly Compensated Employees (as described in Section 3.02(b)), but excluding (1) excess Tax Deferred Contributions of Non-Highly Compensated Employees that arise solely from Tax Deferred Contributions under this Plan or any Plan of the Company; and (2) Tax Deferred Contributions that are taken into account in the Actual Contribution Percentage (provided the Actual Deferral Percentage test described in Section 3.02 is satisfied both with and without exclusion of these Tax Deferred Contributions).

For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Participant but for the failure to make a Tax Deferred Contributions shall be treated as a Participant on whose account no Tax Deferred Contributions are made.

The Company elects to compute the Actual Deferral Percentage in accordance with the foregoing formula on the basis of current Plan Year data for Participants, notwithstanding the changes to Code Section 401(k)(3)(A) enacted as part of the Small Business Job Protection Act of 1996. Such election, once made, cannot be revoked except as provided in IRS guidance, including IRS Notice 98-1.  The Company can switch the Plan to prior year testing (by Plan amendment) only if: (i) the Plan has used current year testing for the lesser of 5 years, or since the Plan has been in effect; or (ii) it is otherwise permitted in Notice 98-1 or subsequent guidance.  If a switch is made from current year testing to prior year testing, then the rules in Notice 98-1 (or any subsequent guidance) apply in determining how the Actual Deferral Percentage of Non-Highly Compensated Employees is adjusted in the year of the switch.

The Actual Deferral Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have pre-tax contributions allocated to his account under one or more plans described in Code Section 401(k) maintained by an Affiliated Company in addition to this Plan shall be determined as if all such contributions were made to this Plan.

“Administrative Committee” shall mean the committee described in Section 12.01.

“Aegis Retirement Contributions” shall mean those retirement contributions made by Aegis, Inc. (known after September 30, 1997 simply as “Aegis”, an unincorporated division of the Company) (“Aegis”) under Section 3.04(c) of the Plan, with respect to each fiscal year coinciding with (or ending within ) a Plan Year in which it has net operating profits, which are allocated to the Aegis Retirement Contribution Accounts of eligible Aegis Employees in accordance with the service weighted formula contained in Section 5.05 of the Plan.

“Aegis Retirement Contribution Account” shall mean with respect to an eligible Participant employed by Aegis (or formerly employed by Aegis), that portion of his Account that is attributable to Aegis Retirement Contributions.

“Affiliated Company” shall mean

(a) the Company,

(b) each other corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b), i.e., determined in accordance with Code Section 1563(a), without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C), except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” wherever it appears in Code Section 1563(a)(1)) that includes the Company,

(c) any trade or business under common control (as defined in Code Section 414(c)) with the Company),

(d) any organization (whether or not incorporated) which is part of an affiliated service group that includes the Company,

(e) any entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o),

(f) any subsidiary of the Company designated as an Affiliated Employer by the Company.

“Arch Common Stock Fund” means the Fund under the Plan that is invested primarily in Arch Chemicals, Inc. common stock, accounted for through units of participation prior to March 1, 2001, and on and after March 1, 2001, through shares of Arch common stock.

“Bargaining Unit Employee” shall mean an Eligible Employee who is covered under a collective bargaining agreement between employee representatives and a Participating Employer.

“Beneficiary” shall mean such beneficiary or beneficiaries as may be designated from time to time by the Participant, in writing, to the Administrative Committee, to receive, in the event of the Participant’s death, the value of his Account at the time of his death.  In the case of a Participant who is married, the Beneficiary shall be the Participant’s Spouse unless such Spouse consents in writing on a form witnessed by a Plan representative or notary public to the designation of another person as Beneficiary.  In the event that a Participant dies without a surviving Spouse and without having in effect at the time of his death a proper Beneficiary designation, his Beneficiary shall be his estate.

“Board of Directors” shall mean the board of directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  References to any section of the Code shall include any successor provision thereto and applicable regulations thereunder.

“Company” shall mean Olin Corporation and any successor thereto by merger, purchase or otherwise.

“Company Contributions” shall mean Matching Contributions,  Performance Matching Contributions, Aegis Retirement Contributions and Monarch Retirement Contributions (if any).

“Company Contribution Account” shall mean, with respect to a Participant, that portion of the Participant’s Account that is attributable to Company Contributions (if any).

 “Company Stock” shall mean shall mean the common stock of the Company constituting employer securities within the meaning of Code Section 409(1).

“Compensation” shall mean basic compensation paid to an Eligible Employee for regularly scheduled hours of work rendered to any Participating Employer, prior to reduction for any Tax Deferred Contributions or any salary reduction contributions made to a plan described in Section 125 of the Code.  “Compensation” shall exclude any additional compensation such as shift differentials, overtime (other than overtime for hours that are deemed by a Participating Employer to be part of an Eligible Employee’s regularly scheduled hours of work), living and similar allowances and incentive compensation, such as amounts received from bonus plans and from the exercise of a stock appreciation right or stock option.

For Plan Years beginning on or after January 1, 1994, the maximum amount of annual Compensation that may be taken into account under the Plan shall not exceed $150,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, as amended from time to time. The Compensation taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost of living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period (such as a Plan Year), not exceeding 12 months, beginning in such calendar year, over which compensation is determined (i.e., a determination period).  If a determination period consists of fewer than 12 months, the Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

“Current Market Value,” shall mean:

(I) on any day

(A) as applied to transactions involving Company Stock,

(i) if shares of Company Stock are sold, the weighted average net share price the Trustee receives for all shares sold on a given date, or, if not all directions to sell can be fully executed on a given date, then the weighted average net share price received over the period necessary to fully execute such direction to sell (the last day of such period being referred to as the “settlement date”), which average shall be based on the average net proceeds per share sold on each day a sale is made in accordance with the direction to sell until the entire amount directed as of the given date to be sold has been sold.

(ii) if shares of Company Stock are purchased (and subparagraph iii is inapplicable), the weighted average price per share (including commissions and other expenses, if any) the Trustee pays for all shares on the date of the purchase, or, if not all directions to purchase can be fully executed on a given date, then the weighted average share price paid over the period necessary to fully execute such direction to purchase (including commissions and other expenses, if any), which shall be based on the average price per share (including commissions and other expenses, if any) paid on each day a purchase is made in accordance with the direction to purchase until such direction has been fully executed.

(iii) if shares of Company Stock are purchased directly from the Company or directly contributed by the Company, whether such shares are treasury stock, authorized and previously unissued shares, or shares previously issued and repurchased by the Company, then the purchase price (or contribution value) shall be the weighted average price per share that the Trustee would pay for shares purchased on the open market (as of the date that contributions are wired to the Trustee, in the case of Participant directed investments); expressly provided, however, that no commissions shall be charged with respect to such purchases (or contributions) and if there are no open market purchases made by the Trustee on such date, then the purchase price per share  (or contribution value per share) for such stock shall be the average of the high and low price for Company Stock as reported on the New York Stock Exchange consolidated transaction reporting system on such date.

Directions to purchase and sell shall be batched and delivered to the Trustee on a daily basis, and the net proceeds from actual purchases and sales will be applied to satisfy the oldest batch of outstanding trade directions on a “first in, first out” basis.

(B) as applied to transactions involving other investments permitted under the terms of the Plan, the closing market price as reported by the National Association of Securities Dealers, the New York Stock Exchange consolidated transaction reporting system or such other third-party reporting system or pricing source as the Trustee shall determine is appropriate for the applicable investment

(i) if the recordkeeper receives a direction to buy or sell by 4 p.m. Eastern Time (or such other time established by the record keeper from time to time or for a particular date) on a day the markets are open, on the date the order is received, or

(ii) if the recordkeeper receives an order to buy or sell after such time or the markets are not open on the date on which the instruction is received, as of the next succeeding business date.

(C) for reporting purposes (which includes, but is not limited to, reports provided via Participant Account statements,  and the online reporting system (if any) or voice response system (if any) of the recordkeeper), the closing market price of the particular investment, as reported by the applicable third-party reporting system or pricing source, provided, however, that if the last day of the reporting period is not a business day, then the closing market price as of the most recent preceding business day shall be used.  Notwithstanding the foregoing,

(i) if a Participant directs that some or all of the Company Stock in his account be sold, the net proceeds of the sale will be credited to his Account, and his Account shall be updated, as of the settlement date based on the Current Market Value described in subparagraph (A)(i) above;

(ii) if a Participant directs the purchase of Company Stock for his account, the Company Stock will be credited to his Account, and his Account shall be updated, as of the settlement date based on the Current Market Value described in subparagraph (A)(ii) above; and

(iii) any transfer of assets into, or out of, other Funds, related to a purchase or sale of Company Stock, will not be effected until the settlement date of such transaction.

“Earnings” shall mean compensation as set forth in Section 414(s) of the Code prior to reduction for any Tax Deferred Contributions or any salary reduction contributions made to a plan described in Section 125 of the Code. For Plan Years beginning on or after January 1, 1994, the maximum amount of Earnings that may be taken into account under the Plan shall not exceed $150,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, as amended from time to time (i.e., $150,000 through December 31, 1996, $160,000 during each of 1997 through 1999, and $170,000 for 2000 and 2001). The Earnings taken into account for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost of living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period (such as a Plan Year), not exceeding 12 months, beginning in such calendar year, over which compensation is determined (i.e., a determination period).  If a determination period consists of fewer than 12 months, the Earnings limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

“Effective Date” of the original plan shall mean July 1, 1964.  The Effective Date of this Restatement (the “Restatement Effective Date”) is December 1, 2003 except as otherwise expressly provided herein.

“Eligible Employee” shall mean any person who is employed (including any officer or director who is also an employee) by and as such is enrolled on the active payroll of a Participating Employer, provided such Employee is also either (i) performing services in the United States or (ii) a citizen of the United States performing services outside the United States at the request of a Participating Employer.

Such term shall not include (unless otherwise determined by the Company) (1) employees of a plant owned by the United States government and operated for the government by a Participating Employer; (2) Employees included in a collective bargaining unit with which an agreement has not been signed respecting the Plan; or (3) any other person who is not considered to be an Employee of the Company or an Affiliated Company by such entity.  In all cases of doubt, the Administrative Committee shall decide whether a person is an Eligible Employee as defined herein. In no event shall an individual who is leased from an organization that is not an Affiliated Company to an Affiliated Company and is a Leased Employee be treated as an Eligible Employee for purposes of this Plan.  An Eligible Employee shall not include for any purpose of the Plan any independent contractor or Leased Employee who performs services for the Company, Affiliated Company or Participating Employer, or any other individual performing services who is not treated or classified as an employee by the Company, Affiliated Company or Participating Employer, even if a court, administrative agency or other entity determines that such individual is a common law employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.  References to any section of ERISA shall include any successor provision thereto and any applicable regulations thereunder.  Any term or phrase defined in ERISA shall, if used herein, be given the same meaning assigned to it by ERISA unless a different meaning is plainly required by the context.

“ESOP” shall mean the employee stock ownership plan component of the Plan.

“ESOP Account” shall mean that portion of the Account which, with respect to any Participant with benefits accrued during periods of service for a Participating Employer, is attributable to his Taxed Contributions, Company Contributions and other amounts subject to Code Section 401(m) restrictions that are contributed by his Participating Employer.

“ESOP Loan” shall mean a loan (or other extension of credit) used by the Trustee to finance the acquisition of Company Stock pursuant to Article IV or to refinance an ESOP Loan.

“Five Percent Shareholder” shall mean a person who owns (or is considered to own within the meaning of Section 318 of the Code) more than five percent of the outstanding stock or stock possessing more than five percent of the total combined voting power of all stock of a Participating Employer.

“Former Participant” shall mean any Eligible Employee who participates in the Plan pursuant to Article II, who is no longer employed by an Affiliated Company and who still has an Account under the Plan.

“Fund” shall mean the various investment funds available under the Plan.

“Highly Compensated Employee” shall mean an Eligible Employee who:

(i) was a Five Percent Shareholder during the Plan Year or the previous Plan Year; or

(ii) had Earnings in excess of $80,000 for the previous Plan Year and, effective for Plan Years beginning on and after January 1, 2001, was in the group consisting of the top 20% of Employees when ranked on the basis of compensation paid during such previous Plan Year.  The foregoing dollar threshold in (ii), above, shall be adjusted at the same time and in the same manner as the dollar limit on benefits under a defined benefit plan is adjusted pursuant to Section 415(d) of the Code  The dollar threshold for a particular look back year is based on the dollar threshold in effect for the calendar year in which the look back year begins.  A former Eligible Employee shall be considered a Highly Compensated Employee if he was a Highly Compensated Employee either for the Plan Year in which his separation from service began or for any Plan Year ending on or after the former Eligible Employee’s 55th birthday.  The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

“Hour of Service” shall mean any hour for which an employee is directly or indirectly paid, or entitled to payment by the Company or another Affiliated Company for the performance of duties.

“Investment Committee” shall mean the committee described in  Section 12.02.

“Leased Employee” shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) under the primary direction or control of the recipient on a substantially full-time basis for a period of at least one year.

Contributions or benefits provided for a Leased Employee by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.  A Leased Employee shall not be considered an employee of the recipient if:  (i) such employee is covered by a money purchase pension plan providing:  (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent (20%) of the recipient’s Non-Highly Compensated Employee workforce.

“Matching Contribution” shall mean a matching contribution (within the meaning of Code Section 401(m)) made by a Participating Employer on behalf of a Participant with respect to Tax Deferred Contributions and Taxed Contributions, and allocated to a Participant’s Company Contribution Account pursuant to Section 5.03.

“Monarch Retirement Contributions” shall mean those retirement contributions made by the Monarch Brass & Copper Corporation, a subsidiary of Olin Corporation, and its affiliates (collectively known as “Monarch”) on behalf of certain collectively bargained Employees under Section 3.04(d) of the Plan, with respect to each fiscal year coinciding with (or ending within) a Plan Year, which are allocated to the Monarch Retirement Contribution Accounts of eligible collectively bargained Employees in accordance with the formula contained in Section 5.05 of the Plan.

“Monarch Retirement Contribution Account” shall mean with respect to an eligible Participant employed by Monarch, that portion of his Account attributable to Monarch Retirement Contributions.

“Non-Highly Compensated Employee” shall mean an Eligible Employee who is not a Highly Compensated Employee.

“Olin Common Stock Fund” means the Fund under the Plan that is invested primarily in Company Stock, accounted for through units of participation prior to March 1, 2001, and on and after March 1, 2001, though shares of Company Stock.

“Participant” shall mean any Active Participant or Former Participant (where applicable).

“Participating Employer” shall mean the Company, and any other Affiliated Company which  has been designated a Participating Employer herein and which has adopted this Plan.  As a condition of participation in the Plan, each Participating Employer, including, without limitation, Monarch Brass & Copper Corporation, and each Affiliated Company of the Company and Monarch, shall be deemed to have authorized the Company and the named fiduciaries to act for it in all matters arising under or with respect to the Plan, including the right of the Company to amend the Plan for all Participating Employers, and shall be deemed to have agreed to comply with such other terms and conditions concerning the Plan as may be imposed by such entities.

“Performance Matching Contribution” shall mean a matching contribution (within the meaning of Code Section 401(m)) made by a Participating Employer on behalf of a Participant with respect to Tax Deferred Contributions and Taxed Contributions, and allocated to a Participant’s Company Contribution Account pursuant to Section 5.04.

“Period of Continuous Service” shall mean:

(a) prior to July 1, 1976, the Participant’s period of continuous participation in the Plan to July 1, 1976, and the waiting period in effect with respect to such Participant; and

(b) from July 1, 1976, the aggregate period or periods beginning on July 1, 1976, or the date on which the Participant is first credited with an Hour of Service (or his reemployment commencement date), if later, and ending on his next following Severance from Service Date.  In addition, effective July 1, 1976, (i) if an individual incurs a Severance from Service Date as the result of a voluntary termination, discharge or retirement and he returns to service within 12 months of his Severance from Service Date, or (ii) if during an absence from service for any reason other than a voluntary termination, discharge or retirement, he incurs a Severance from Service Date as the result of a voluntary termination, discharge or retirement and he returns to service within 12 months of the date on which he was first absent from service, the period during which he is absent from service shall be included in his Period of Continuous Service.

If an individual incurs a Period of Severance, his Period of Continuous Service shall not include his service prior to such Period of Severance if (a) the individual was not vested in any portion of his Company Contribution Account and the Period of Severance equaled or exceeded the greater of five years or his prior Period of Continuous Service or (b) the individual does not complete a one year Period of Continuous Service after his reemployment commencement date.  In addition, any period ending on or before July 1, 1985 that was disregarded as of that date under the break in service provisions in effect immediately prior to such date shall also not be included in the Participant’s Period of Continuous Service.  Under such rules and conditions which shall be uniform in their nature and application to all Participants similarly situated, a Period of Continuous Service may be credited by the Administrative Committee during a period of absence from service.

With respect to Participants employed by Monarch on June 8, 2001 when Olin acquired the Monarch Brass and Copper Company, Periods of Continuous Service under this Plan shall include all service credited to Participants under the terms of the stock bonus plans of Monarch, as of the date of its acquisition by the Company.

In the event an individual who was a Leased Employee within the meaning of Section 414(n)(2) of the Code becomes an Eligible Employee and an Affiliated Company was the recipient of such individual’s services as a Leased Employee, his prior employment as a Leased Employee shall be credited as part of his Period of Continuous Service.

Effective for reemployments commencing on or after December 12, 1994, service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Accordingly, if an Employee in qualified military service returns to employment with the Company during the time that his re-employment rights are protected, then he shall receive credit for Periods of Continuous Service for the period of his qualified military service. Such Employee shall be permitted to make up Tax Deferred Contributions or Taxed Contributions with respect to the period of his qualified military service, within a time period not exceeding the lesser of (I) three times the length of his qualified military leave or (II) five years.  If the Employee makes up such contributions on a timely basis, then the Company shall make-up any related Company Contributions.

With respect to unpaid family and medical leave, contributions, benefits and service credit will be provided in accordance with 29 CFR Section 825.215, effective for leaves commencing on or after August 5, 1993. During an unpaid medical or family leave under the FMLA, the Participant shall not incur any Break in Service, and shall receive credit for Periods of Continuous Service.

“Period of Severance” shall mean the period of time commencing on an individual’s Severance from Service Date and ending on the date on which he again performs an Hour of Service.

“Plan” shall mean the Olin Corporation Contributing Employee Ownership Plan (known prior to June 12, 1989, as the Olin Employee Incentive Thrift Plan), as set forth herein and as amended from time to time.

“Plan Year” shall mean the twelve-month period from January 1 through December 31.

“Prior Plan” means the Olin Corporation Contributing Employee Ownership Plan, prior to its restatement into this Plan.

“QDRO” shall mean a domestic relations order that is determined to be a qualified domestic relations order, as defined in Section 414(p)(1) of the Code.

“Regulations” shall mean the regulations and other interpretive procedures and bulletins issued pursuant to ERISA or the Code.

“Required Beginning Date” shall mean, effective as of January 1, 1997,  April 1st of the calendar year following the later of the calendar year in which the Participant (1) attains age 70 1/2 or (2) terminates employment; provided however that

(a) with respect to any Five Percent Owner, the “Required Beginning Date” shall be determined without regard to clause (2) above, and

(b) with respect to any Active Participant who reached age 70 ½ during 1996, 1997 or 1998, such Participant’s Required Beginning Date shall be April 1 of the calendar year following the year in which the Participant reaches age 70 ½, unless the Participant elects to defer the commencement of his benefits until his actual retirement.

(c) A Participant is a “Five Percent Owner” if such Participant is a 5 percent owner as defined in Code Section 416(i) at any time during the Plan Year ending with or within the calendar year in which such owner reaches age 66 1/2 or in any subsequent Plan Year.

“Retirement” shall mean retirement under any retirement plan of a Participating Employer on or after the attainment of age 55 or termination of employment for any reason of an Active Participant who is entitled to a fully vested retirement allowance under any retirement plan of a Participating Employer.

“Severance from Service Date” shall mean the earlier of (a) the date the employee quits, is discharged, retires, or dies and (b) the first anniversary of the first date of a period in which an employee remains absent from service for any other reason.  Notwithstanding the foregoing, if the employee has been granted a leave of absence or layoff and the date of termination of such leave or layoff occurs after the first anniversary of his absence from service under clause (b) above, such termination date will be the Severance from Service Date. Effective for reemployments commencing on or after December 12, 1994, service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

In the event an employee is absent from service beyond the first anniversary of the first date of absence occurring;

(a) as a result of the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee by reason of adoption or for purposes of caring for a child of the employee immediately following the child’s birth or adoption, or

(b) on or after January 1, 1993, by reason of the placement of a child with the Employee in connection with the foster care of any such child by the Employee, for the purposes of caring for any such child during the period immediately following such child’s foster care placement, because the employee is needed to care for a family member with a serious health condition, or because the employee’s own serious health condition makes the employee unable to perform the functions of his job, then a Severance from Service Date shall not occur until the second anniversary of the separation from service.

The period between the first and second anniversary of the first date of such absence from service shall not count either as a Period of Continuous Service or a Period of Severance.

“Spouse” shall mean the individual to whom a Participant is validly married, as evidenced by a marriage certificate issued in accordance with state law.  Common law marriages shall not be recognized under the Plan, and no individual shall be or become entitled to benefits under this Plan solely on account of a common law marriage.

“Tax Deferred Contribution Account” shall mean, with respect to any Participant, that portion of his Account that is attributable to (a) Tax Deferred Contributions made on his behalf, (b) any qualified non-elective or qualified matching contributions treated as Tax Deferred Contributions under Section 3.02, and (c) Rollover Contributions and prior plan transfers to the extent they are attributable to pre tax contributions made on behalf of the Participant.

“Tax Deferred Contributions” shall mean employer contributions made to the Plan at the election of a Participant, in lieu of unreduced compensation, pursuant to a salary reduction agreement or other deferral mechanism, as provided in Section 3.01.

“Taxed Contribution Account” shall mean, with respect to any Participant, that portion of his Account attributable to (a) his Taxed Contributions (plus any qualified non-elective contributions treated as Taxed Contributions, if any), and (b) prior plan transfers to the extent they are attributable to after tax contributions made by the Participant.

“Taxed Contributions” shall mean employee voluntary after-tax contributions made to the Plan by a Participant as provided in Section 3.03.

“Total and Permanent Disability” shall mean a disability incurred by a Participant, who as a result of such disability, is eligible to receive total and permanent disability benefits under a plan providing longterm disability benefits maintained by a Participating Employer, or if not eligible to participate in such a plan at the time of the purported disability, is receiving disability benefits under the Social Security Act or is unable to perform or be trained for any job for which the Participant is reasonably suited or for which he is qualified by education, training or experience.  Any question as to whether a Participant is, or continues to be, Totally and Permanently Disabled shall be determined by the Administrative Committee.

“Trust Agreement” shall mean the agreement or agreements between the Company and the Trustee, as amended from time to time, pursuant to which the Plan is funded.

“Trustee” shall mean the trustee or trustees acting as such under the Trust Agreement or Trust Agreements in effect from time to time.

“Valuation Date” shall mean each date on which Current Market Value is determined.

“Year of Service” shall mean any 12 month Period of Continuous Service.

ARTICLE II

PARTICIPATION

2.01 On the Restatement Effective Date.  Any Eligible Employee who was an Active Participant in the Plan immediately prior to its restatement, shall be an Active Participant in the restated Plan on its Restatement Effective Date, provided he is still an Eligible Employee.

2.02 After the Restatement Effective Date.  Any other Eligible Employee may become an Active Participant as soon as practicable after completing the enrollment procedure prescribed by the Administrative Committee without satisfying a waiting period.

(a) Eligibility Requirement for Aegis Retirement Contribution.  Aegis Employees shall be entitled to Aegis Retirement Contributions only if they have completed  at least one Year of Service by December 31 of the year with respect to which a contribution is being made.

(b) Eligibility Requirement for Monarch Retirement Contribution.  Monarch Employees shall be entitled to Monarch Retirement Contributions only if they have completed at least one Year of Service by December 31 of the year with respect to which a contribution is being made, including service with Monarch prior to its acquisition by the Company.

ARTICLE III

CONTRIBUTIONS

3.01 Tax Deferred Contributions

(a) Subject to the provisions of this Section 3.01 and Section 3.02, each Active Participant may elect to have his Compensation reduced by from 1% to 15% (in whole integers) during the period in which such Compensation is paid and have that amount contributed to the trust fund by his Participating Employer on his behalf. Effective with respect to deferrals made on or after January 1, 2002, the 15% limit shall no longer apply to Active Participants who are Non-Highly Compensated Employees.  At any time, the Administrative Committee may reduce the rate of future Tax Deferred Contributions to be made on behalf of Active Participants who are Highly Compensated Employees in order to satisfy the test described in Section 3.02.  If the Compensation of an Active Participant is changed, the dollar amount of his Tax Deferred Contributions will automatically be changed so that the percentage elected is not changed.

(b) In no event shall the Tax Deferred Contributions when added to all other elective deferral contributions (within the meaning of Code Section 402(g)(3)) made on behalf of any Active Participant under any plan maintained by an Affiliated Company for any calendar year exceed the maximum dollar amount as determined by the Commissioner of Internal Revenue pursuant to Code Section 402(g) for such calendar year (i.e., $10,500, 2000 and 2001 $11,000 for 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006).  In the event the foregoing dollar limitation is exceeded for any calendar year, the excess Tax Deferred Contributions, plus the pro rata share of income and losses thereon, determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury, shall be distributed to the Participant on whose behalf such contribution was made by April 15 of the following calendar year.

(c) An Active Participant eligible to have Tax Deferred Contributions made on his behalf may elect to completely suspend such contributions or to change the percentage of the reduction in his Compensation; provided, however, that such suspension or change will not take effect until the Active Participant’s next pay period following the recordkeeper’s receipt of such instruction.

(d) Tax Deferred Contributions for any month will be paid by the Active Participant’s Participating Employer to the trust fund as soon as feasible after the end of each pay period, but in no event later than fifteen (15) business days following the end of the month with respect to which such amounts are withheld.

(e) Effective with respect to Tax Deferred Contributions made in Plan Years commencing on or after January 1,2002. and notwithstanding the limitations in Section 3.01(b) above, all Employees eligible to make Salary Reduction Contributions who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with and subject to the limitations of section 414(v) of the Code (i.e., for 2002 the “applicable dollar limit” is $1,000, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005, and $5,000 for 2006 and thereafter).  Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(1l), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.  Catch-up Contributions shall be treated as Tax Deferred Contributions and shall be allocated to Active Participants’ Tax Deferred Contribution Accounts.  Such additional “catch-up” contributions shall be unmatched, unless the Active Participant has not already contributed the amount necessary to entitle him to the maximum Matching Contribution under Section 5.03, in which case such “catch-up” contributions shall be matched up to the maximum specified in Section 5.03.  Catch-up Contributions shall not be considered Salary Reduction Contributions for purposes of the Average Deferral Percentage test of Section 3.02 of the Plan.  The extent to which an Active Participant’s Tax Deferred Contributions are characterized as catch-up contributions, rather than Taxed Contributions, or Excess Contributions otherwise subject to .the various Plan and Code limitations, shall be determined by the Administrative Committee as of the end of the Plan Year, in accordance with Code Section 414(v) and regulations issued thereunder.

3.02 Limitation on Tax Deferred Contributions.  The Administrative Committee shall make the following determinations separately with respect the Bargaining Unit Employees and Non-Bargaining Unit Employees.

(a) If the Tax Deferred Contributions (plus any qualified non-elective or qualified matching contributions treated as Tax Deferred Contributions) made on behalf of the Highly Compensated Employees for any Plan Year are in excess of the amount permitted under the following provisions for such Highly Compensated Employees, such excess contributions plus the pro rata share of income and losses thereon determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury shall be distributed to such Highly Compensated Employees by the end of the following Plan Year and, if possible, before the close of the first two and one half months of the following Plan Year.  Alternatively, with respect to such Plan Year, the Company may, in its discretion, make qualified non-elective and qualified matching contributions, as defined in Treas. Reg. Section 1.401(k)-1(g)(13), subject to the requirements for full vesting and the Code Section 401(k) withdrawal restrictions, as may be necessary for the following provisions of this section to be satisfied.  Any qualified non-elective and qualified matching contributions treated as Tax Deferred Contributions for purposes of satisfying the provisions of this section shall not be taken into account for purposes of satisfying the average contribution percentage test of Code Section 401(m) as provided in Section 3.05 hereof.

(b) All or a portion of the Tax Deferred Contributions (plus any qualified non-elective or qualified matching contributions treated as Tax Deferred Contributions) for Highly Compensated Employees shall be deemed to be excessive for the then current Plan Year if the Actual Deferral Percentage for such Highly Compensated Employees exceeds the greater of (i) or (ii) below:

(i) the product of the Actual Deferral Percentage for all Eligible Employees (other than Highly Compensated Employees) who are eligible to have Tax Deferred Contributions made on their behalf multiplied by 1.25, or

(ii) the product of the Actual Deferral Percentage for all Eligible Employees (other than Highly Compensated Employees) who are eligible to have Tax Deferred Contributions made on their behalf multiplied by 2.0; provided, however, that the product described in this clause (ii) shall be limited to the sum of the Actual Deferral Percentage for all Eligible Employees (other than Highly Compensated Employees) plus two percentage points.

(c) In the event any portion of a Participant’s Tax Deferred Contributions are distributed pursuant to Section 3.01(b) as a result of the dollar limit applicable to Tax Deferred Contributions pursuant to Code Section 402(g), (i) any excess contributions required to be distributed pursuant to Section 3.02(b) shall be reduced by the amount of such excess deferrals and (ii) such Participant’s Actual Deferral Percentage shall be determined before such excess deferral is distributed if the Participant is a Highly Compensated Employee.

(d) Notwithstanding the foregoing, the Administrative Committee may, in its discretion, permit a Participant with excess contributions that would otherwise be distributed pursuant to Section 3.02(b), above, to elect to have all or part of such excess contribution recharacterized as a Taxed Contribution; provided, however, that (i) such recharacterization shall occur within 2 1/2 months after the close of the Plan Year to which the excess contribution relates; (ii) the recharacterized amounts shall be reported by the Company as includible in the Participant’s taxable income as of the earliest date any Tax Deferred Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant but for the Participant’s election to defer; (iii) the recharacterized amount shall continue to be treated as an employer contribution for purposes of the deduction rules of Code Section 404, the annual additions limits of Code Section 415 and certain other purposes stated in Treas. Reg. Section 1.401(k)-1(f)(3)(ii); (iv) the recharacterized amounts shall continue to be subject to the distribution and nonforfeitability rules applicable to Tax Deferred Contributions and other elective contributions under Code Section 401(k); (v) the recharacterized amounts shall be taken into account for purposes of the average contribution percentage test of Code Section 401(m), as provided in Section 3.05 of the Plan; and (vi) the election to recharacterize shall be subject to such uniform, generally applicable administrative procedures as determined by the Administrative Committee.  For Plan Years commencing on or after January 1, 2002, the Administrative Committee may in its discretion recharacterize Excess Tax Deferred Contributions that would otherwise be distributed pursuant to this Section 3.02 as Catch-up Contributions in accordance with Section 3.01(e) hereof and section 414(v) of the Code, provided that the applicable dollar amount has not already been met for the calendar year.

(e) The amount of Tax Deferred Contributions to be distributed pursuant to paragraph (a) above shall be determined by making the following adjustments to the Tax Deferred Contributions for Participants who are Highly Compensated Employee so that after adjustment one of the two tests of paragraph (b), above, is met and the excess Tax Deferred Contributions have been reduced to zero.

(i) Each Participant who is a Highly Compensated Employee, beginning with the Participant having the highest dollar deferral, shall have Tax Deferred Contributions in excess of the permissible deferral percentage limits (“Excess Contributions”) returned to such Participant (together with income or loss allocable thereon) until such Participant’s Tax Deferred Contributions are reduced to the dollar amount of the Tax Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of Tax Deferred Contributions and continuing in descending order with the next Highly Compensated Employee with the next highest dollar deferral, until one of the tests described in paragraph (b) is satisfied.  If such amounts are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which the excess arose, a ten percent (10%) excise tax will be imposed on the Company.  Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each such Employee.  Determination of income or loss for Excess Contributions up to the date of distribution shall be made in the same manner as income or loss for excess Tax Deferred Contributions that exceed the limit of Code Section 402(g).

(ii) Excess Contributions shall be determined under the following procedures:

(1) calculate the dollar amount of Excess Contributions for each affected Highly Compensated Employee as follows:

(A) Rank all Highly Compensated Employees in descending order based on their Actual Deferral Percentage and then reduce the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage by the amount required to cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage (or, if less, by the reduction necessary to enable the Plan to satisfy one of the two tests described in paragraph (b), above);

(B) Repeat the process in (A) above with respect to all Highly Compensated Employees with the next highest Actual Deferral Percentage, until the Plan satisfies one of the two tests described in paragraph (b), above, and the highest permitted Actual Deferral Percentage is determined;

(C) The amount of Excess Contributions for each Highly Compensated Employee shall be an amount equal to such Highly Compensated Employee’s Tax Deferred Contributions (plus any qualified nonelective contributions or qualified matching contributions taken into account in determining such Highly Compensated Employee’s Actual Deferral Percentage prior to applying (A) and (B) above), minus an amount determined by multiplying such Highly Compensated Employee’s Actual Deferral Percentage, determined after applying (A) and (B) above, by the Compensation used in determining such Highly Compensated Employee’s Actual Deferral Percentage;

(2) Determine the total of the dollar amounts (total Excess Contributions) calculated in Step (1);

(3) Distribute the total Excess Contributions determined in (2) above as follows:

(A) Rank all Highly Compensated Employees in descending order based on the dollar amount of their Tax Deferred Contributions and reduce the Tax Deferred Contributions of the Highly Compensated Employee with the highest dollar amount of Tax Deferred Contributions by the amount required to cause that Highly Compensated Employee’s Tax Deferred Contributions to equal the dollar amount of the Tax Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of Tax Deferred Contributions.

(B) Distribute the amount determined in (A) above to the Highly Compensated Employee with the highest dollar amount until all Excess Contributions are consumed, or until the Tax Deferred Contributions of this Participant are reduced to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Tax Deferred Contributions;

(4) If the total amount distributed under (3) above is less than the Total Excess contributions, repeat step (3).

(iii) Notwithstanding the foregoing, the amount of Excess Contributions to be distributed under this Section 3.02(e) with respect to a Highly Compensated Employee for a Plan Year is reduced by any excess deferrals previously distributed to such Employee for the Employee’s taxable year ending with or within the Plan Year, and the amount of excess deferrals to be distributed under this Section 3.02(e) with respect to a Highly Compensated Employee for a Plan Year is reduced by any Excess Contributions previously recharacterized or distributed to such Employee for the Employee’s taxable year ending with or within the Plan Year.

In the event a Participant’s Tax Deferred Contributions are distributed to the Participant pursuant to Section 3.01 as a result of being in excess of the dollar limitation applicable to such contributions or pursuant to this Section 3.02, the value of any related matching contribution (within the meaning of Code Section 401(m)) plus the pro rata share of income and losses thereon, determined in accordance with regulations issued by the Secretary of the Treasury, shall be forfeited by the Participant.

In the event this Plan must be combined with one or more plans  in order to satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code (other than the average benefits test described in Code Section 401(b)(2)(A)(ii)), then all cash or deferred arrangements subject to Code Section 401(k) that are included in such plans shall be treated as a single arrangement for purposes of this Section 3.02.

3.03 Taxed Contributions.

(a) Subject to the provisions of Section 3.05, an Active Participant may elect to contribute Taxed Contributions to the trust fund by authorizing monthly payroll deductions of from 1% to 18% (in whole integers) of his Compensation.  An Active Participant’s Taxed Contributions may not exceed the difference between (i) 18% of his Compensation and (ii) the percentage of his Compensation contributed as a Tax Deferred Contribution; expressly provided, however that with respect to Taxed Contributions made on and after January 1, 2002, the 18% limit shall no longer apply to Participants who are Non-Highly Compensated Employees.  At any time, the Administrative Committee may reduce the rate of future Taxed Contributions to be made by Highly Compensated Employees in order to satisfy the test described in Section 3.05.  If the Compensation of an Active Participant is changed, the dollar amount of his Taxed Contributions will automatically be changed so that the percentage elected is not changed.

(b) An Active Participant may elect to completely suspend such contributions or to change the percentage of his Taxed Contributions; provided, however, that such suspension or change will not take effect until the Active Participant’s next pay period following the recordkeeper’s receipt of such instruction.

(c) Taxed Contributions for any month will be paid by the Active Participant’s Participating Employer to the trust fund as soon as feasible after the end of each pay period but in no event later than fifteen (15) business days following the end of the month with respect to which such amounts are withheld.

3.04 Employer Contributions.  Notwithstanding anything in the Plan to the contrary, no Matching Contribution shall be made with respect to Tax Deferred Contributions and Taxed Contributions made by salaried Active Participants on and after January 1,2003 pursuant to Section 3.04(a) or (b) hereof.

(a) Participating Employer Contributions.

(i) [Reserved]

(ii) Required Matching Contributions.  Each Participating Employer shall contribute an amount sufficient to provide the allocations described in Section 5.03(a) and 5.04(a) with respect to its Active Participants.  Effective October 17, 2003, such contributions shall be made in cash, provided, however, that the Company may still make such contribution in Company Stock for those Participants who elect to invest in the Olin Common Stock Fund.  Such contributions shall not be made on behalf of collectively bargained Employees, including without limitation those employed by Monarch and its affiliates, unless  otherwise provided pursuant to collective bargaining. An Active Participant’s entitlement to receive an allocation of Performance Matching Contributions under Section 5.04 with respect to a Plan Year shall be based on the Performance Matching formula applicable to such Participant determined by the identity of his Participating Employer as of the end of the Plan Year with respect to which the allocation is being made.  In the event that such Participant’s matched Tax Deferred Contributions are later recharacterized as Catch-up Contributions, and the Participant is not entitled to a Company Contribution on such Catch-Up Contributions in accordance with Section 3.01(e), the related Company Contributions (and earnings thereon), if any, shall be forfeited by such Participant, to the extent then forfeitable.

(iii) Additional Discretionary Matching Contributions.  With respect to a Plan Year and subject to the applicable Code limits, each Participating Employer may make such additional discretionary Matching Contributions for the benefit of its Active Participants, in cash, (provided, however, that the Company may make such contributions in Company Stock for those Participants who elect to invest in the Olin Common Stock Fund) as the Company shall, in its discretion determine, with such contribution being allocated to its Active Participants in the same manner as the Matching Contributions provided for in Section 5.03(a).  Such contributions shall not be made on behalf of collectively bargained Employees, including without limitation those employed by Monarch and its affiliates, unless  otherwise provided pursuant to collective bargaining.

.

(b) [Reserved.]

(c) Aegis  Retirement Contributions.  With respect to each fiscal year coinciding with, or ending within a Plan Year in which it has a net operating profit, beginning with the 1996 Plan Year, Aegis shall make a service weighted contribution in cash on behalf of each Employee who (i) is employed by Aegis, (ii) has completed one Year of Service by December 31 of the year with respect to which the contribution is to be made, and (iii) has completed One Thousand Hours of Service in such year.  This Aegis Retirement Contribution shall be allocated to such eligible Aegis Active Participants, in accordance with a service weighted formula set forth in Section 5.05, regardless of whether they contribute Tax Deferred or Taxed Contributions under the Plan.

(d) Monarch Retirement Contributions.  With respect to each fiscal year coinciding with, or ending within a Plan Year, beginning with the 2001 Plan Year, Monarch shall make a contribution to this Plan in cash equal to five percent (5%) of the Compensation (including Compensation earned from January 1, 2001 to the date of the acquisition of Monarch Brass and Copper Company by the Company as well as Compensation earned thereafter) of each eligible collectively bargained Employee who (i) is employed by Monarch Brass and Copper Company, Waterbury Rolling Mills, Inc. or the New Haven Copper Company on the last day of the Plan Year or who terminates during such Year on account of retirement on or after Normal Retirement Date, death, or Total and Permanent Disability, (ii) completes one Year of Service by December 31 of the Year with respect to which the contribution is to be made (including prior service with Monarch and its affiliates prior to their acquisition by the Company), and (iii) has completed One Thousand Hours of Service in such year.  In addition, with respect only to the year in which Monarch Brass and Copper Company and its affiliates were acquired by the Company, Monarch shall make a contribution to the Plan in cash equal to five percent (5%) of the Compensation paid from January 1, 2001 through May 31, 2001 of salaried Employees who satisfy the requirements of (d)(i), (ii) and (iii) above. The Monarch Retirement Contribution shall be allocated to each such eligible Monarch Active Participant in accordance with the provisions of Section 5.06, regardless of whether such Participant makes Tax Deferred or Taxed Contributions under the Plan. With respect to the 2001 Plan Year only, Monarch’s obligation under this subsection (d) shall be reduced to the extent that it made some portion or all of the five percent (5%) contribution under the terms of its stock bonus plans, which were merged into this Plan as of September 1, 2001.

3.05 Limitation on Taxed Contributions and Company Contributions.  The Administrative Committee shall make the following determinations separately with respect to the Bargaining Unit Employees and Non-Bargaining Unit Employees.

(a) If the aggregate of Taxed Contributions and the fair market value of the Company Contributions that are matching contributions within the meaning of Code Section 401(m) allocated to the Highly Compensated Employees for any Plan Year are in excess of the amount permitted under the following provisions for such Highly Compensated Employees, such excess amounts plus the pro rata share of income and losses thereon, determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury, shall be forfeited to the extent such contributions are not vested, and to the extent such contributions are vested, they shall be distributed by the end of the following Plan Year and, if possible, before the close of the first two and one half months of the following Plan Year.  Alternatively, if the Company has elected that the Average Contribution Percentage test be applied using the ACP percentages of Non-Highly Compensated Employees for the current Plan Year, then  with respect to such Plan Year, the Company may, in its discretion, make qualified non-elective contributions, as defined in Treas. Reg. Section 1.401(m)-1(f)(15), subject to the requirements for full vesting and the Code Section 401(k) withdrawal restrictions, as may be necessary for the following provisions of this section to be satisfied.  Any qualified non-elective contributions treated as Taxed Contributions for purposes of satisfying the provisions of this section shall not be taken into account for purposes of satisfying the average deferral percentage test of Code Section 401(k) as provided in Section 3.02 hereof.

(b) All or a portion of the aggregate of Taxed Contributions and the fair market value of the Company Contributions that are matching contributions within the meaning of Code Section 401(m) allocated to Highly Compensated Employees shall be deemed to be excessive for the then current Plan Year if the Actual Contribution Percentage for such Highly Compensated Employees exceeds the greater of (i) or (ii) below:

(i) the product of the Actual Contribution Percentage for all Eligible Employees other than Highly Compensated Employees multiplied by 1.25, or

(ii) the product of the Actual Contribution Percentage for all Eligible Employees other than Highly Compensated Employees multiplied by 2.0; provided, however, that the product described in this clause (ii) shall be limited to the sum of the Actual Contribution Percentage for all Eligible Employees other than Highly Compensated Employees plus two percentage points.

In the event the test described in Section 3.02(b) is satisfied using the “2.0/two point” test described in Section 3.02(b)(ii),then with respect to Plan Years commencing prior to January 1, 2002, the Actual Contribution Percentage described in this Section 3.05(b) for Highly Compensated Employees shall be reduced to the extent necessary to satisfy the “multiple use” aggregate limit described in the following sentence.  The “multiple use” aggregate limit shall equal whichever of (A) or (B) is greater:

(A) the sum of (i) 1.25 multiplied by the greater of the Actual Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus (ii) the lesser of the Actual Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus two percentage points; provided, however, that the amount determined under this clause (ii) may not exceed the product of 2.0 multiplied by the lesser of the Actual Contribution Percentage or the Actual Deferral Percentage for all Eligible Employees other than Highly Compensated Employees; or

(B) the sum of (i) 1.25 multiplied by the lesser of the Actual Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus (ii) the greater of the Actual Contribution Percentage  or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus two percentage points; provided, however, that the amount determined under this clause (ii) may not exceed the product of 2.0 multiplied by the greater of the Actual Contribution Percentage or the Actual Deferral Percentage for all Eligible Employees other than Highly Compensated Employees.

The multiple use test described above and in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

(c) An Eligible Employee’s Actual Contribution Percentage shall be determined before his or her excess Tax Deferred Contributions (and other amounts subject to Code Section 401(k) restrictions) are distributed and the value of the related Company Contributions are forfeited.

(d) The amount to be distributed or forfeited pursuant to paragraph (a), above, shall be determined by making the reducing the amount of the aggregate of the Taxed Contributions plus any matching contributions within the meaning of Code Section 401(m) (“Excess Aggregate Contributions”) of Participants who are Highly Compensated Employees so that after adjustment one of the two tests of paragraph (b), above (including the multiple use aggregate limit, if applicable), is met and the Excess Aggregate Contributions have been reduced to zero.  To the extent possible, a Highly Compensated Employee’s Excess Aggregate Contributions shall be reduced by distributing Taxed Contributions before matching contributions within the meaning of Code Section 401(m) .

(i) Each Participant who is a Highly Compensated Employee, beginning with the Participant having the greatest Excess Aggregate Contributions, shall have his Excess Aggregate Contributions (together with income or loss allocable thereon determined in the same manner as for excess Tax Deferred Contributions under Section 3.02 of the Plan) reduced until his Aggregate Contributions are reduced to the Aggregate Contributions of the Highly Compensated Employee with the next highest Aggregate Contributions, and continuing as necessary until one of the two tests described in paragraph (b) is satisfied.  Such reductions shall be made to each Highly Compensated Employee on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Highly Compensated Employee.

(ii) The total Excess Aggregate Contributions to be forfeited or distributed shall be determined under the following procedure:

(1) Calculate the dollar amount of Excess Aggregate Contributions for each affected Highly Compensated Employee as follows:

(A) Rank all Highly Compensated Employees in descending order based on their Actual Contribution Percentage and then reduce the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage by the amount required to cause such Highly Compensated Employee’s Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage or, if less, by the reduction necessary to enable the Plan to satisfy one of the two tests described in paragraph (b), above.

(B) Repeat the process in (A), above, with respect to the Highly Compensated Employee with the next highest Actual Contribution Percentage, until the Plan satisfies one of the two tests described in paragraph (b), above, and the highest permitted Actual Contribution Percentage is determined.

(C) The amount of Excess Aggregate Contributions for each Highly Compensated Employee shall be an amount equal to such Highly Compensated Employee’s Aggregate Contributions taken into account in determining such Highly Compensated Employee’s Actual Contribution Percentage prior to applying (A) and (B) above, minus an amount determined by multiplying such Highly Compensated Employee’s Actual Contribution Percentage, determined after applying (A) and (B) above, by the Compensation used in determining such Highly Compensated Employee’s Actual Contribution Percentage.

(2) Determine the total of the dollar amounts (total Excess Aggregate Contributions) calculated in Step (1).

(3) Distribute or forfeit the total Excess Aggregate Contributions determined in Step (2) as follows:

(A) Rank all Highly Compensated Employees in descending order based on the dollar amount of their Aggregate Contributions and reduce the Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions.

(B) The amount determined in (A), above, shall be distributed to (if attributable to Taxed Contributions) or forfeited by (if attributable to Company Contributions) the Highly Compensated Employee with the highest dollar amount until all Excess Aggregate Contributions are consumed or until the Aggregate Contributions of such Participant is reduced to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions, whichever is less.  To the extent possible, a Highly Compensated Employee’s Actual Contribution Percentage shall be reduced by distributing Taxed Contributions before matching contributions within the meaning of Code Section 401(m).

(1) If the total amount distributed under Step (3) above is less than the total Excess Aggregate Contributions, repeat Step (3).

(e) In its discretion, Administrative Committee may limit Taxed Contributions or Company Contributions in a manner that prevents Excess Aggregate Contributions from being made, provided that any such limit shall be nondiscriminatory, applied on a uniform basis and permitted by applicable provisions of the Code and regulations thereunder.

For purposes of the Actual Contribution Percentage, Company Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test and the amount of Taxed Contributions and Company Contributions used in such test.

In the event this Plan must be combined with one or more employee stock ownership plans described in Code Section 4975(e)(7) in order to satisfy the requirements of Section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in Code Section 410(b)(2)(A)(ii)), all allocations under such employee stock ownership plans shall be treated as made under a single arrangement for purposes of this Section 3.05.

3.06 Rollover Contributions and Prior Plan Transfers.

Subject to the prior approval of the Administrative Committee, the Plan may receive Rollover Contributions representing all or part of the entire amount of any distribution item a qualified retirement plan meeting the requirements of Code Section 401 (a) or 403(a.) on behalf of al1 Eligible Employee, provided that:

(a) prior to January 1, 2002, no part of any distribution that is attributable to after-tax contributions may be rolled over to this Plan;

(b) no part of any hardship distribution may be rolled over to this Plan;

(c) no distribution that is made to comply with the minimum required distribution rules of Code section 401(a)(9) may be rolled to this Plan; and

(d) no distribution that one of a series of substantially equal periodic payments made over the life (or life expectancy) of the Active Participant or the joint lives (or joint life expectancies) of the Active Participant and his designated Beneficiary, or for a specified period of ten years or more may be rolled over to this Plan.

On or after January 1, 2002, the Plan may accept Rollover Contributions attributable to after-tax contributions provided that such rollover is made through a direct trustee-to-trustee rollover from a qualified plan described in Code section 401(a) or 403(a).  Rollover Contributions received by the Plan which are attributable to after-tax employee contributions shall be separately accounted for, including separately accounting for the portion of such Rollover Contribution which is includable in gross income and the portion of such Rollover Contribution which is not so includable.

Except as otherwise required above, any rollover may be made (i) through a direct rollover from a qualified plan, to this Plan, or (ii) through a distribution and rollover deposited in this Plan no later than the sixtieth (60th) day after the distribution was received by the Active Participant from the distributing plan or from a conduit IRA.

Subject to the approval of the Company, amounts may be transferred directly to the Plan from a plan qualified under Section 401(a) of the Code provided that such plan is not either a defined benefit plan described in Section 414(j) of the Code or a defined contribution plan described in Section 414(i) of the Code that is subject to the minimum funding standards contained in Section 412 of the Code.  All such Rollover Contributions or prior plan transfers shall be credited to the Active Participant’s Company Contribution Account to the extent they are attributable to employer contributions (other than pre-tax contributions) made on behalf of such Participant, to the Participant’s Tax Deferred Contribution Account to the extent they are attributable to pre-tax contributions made under a plan that satisfies the requirements of Code Section 401(k) and, with respect to prior plan transfers only, to his Taxed Contribution Account to the extent that they are attributable to after-tax contributions made by such Participant. All such contributions and transfers shall be invested at the election of such Participant and shall become vested and distributable in accordance with the provisions of the Plan.

With respect to a determination that the distributing plan meets the requirements of Code Section 401(a) or 403(a), evidence that the distributing plan has received a favorable determination letter from the Internal Revenue Service shall not be necessary for the Administrative Committee to reach the conclusion, in good faith, that such Rollover Contributions appear to be valid.  Notwithstanding the foregoing, if the Administrative Committee later determines that the contribution was an invalid rollover contribution, the amount of the invalid rollover contribution, plus any earnings attributable thereto, shall be distributed to the Participant within a reasonable time after such determination.

3.07 Benefit and Contribution Limitations.

(a) Notwithstanding any other provision of this Plan, the sum of the annual additions (as hereinafter defined) to a Participant’s Account for limitation year (which shall be the calendar year) shall not exceed the lesser of

(i) $40,000 (as adjusted for increases in the cost of living under Section 415(d) of the Code), or

(ii) 100% of the Participant’s compensation (as defined in Code Section 415(c)(3)) for such limitation year from all Affiliated Companies.

For any short Plan Year, the dollar limitation in (i), above, shall be reduced by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is twelve (12).  For Limitation Years beginning on or after January 1, 1998, Compensation under Code Section 415(g)(3) of the code (“Code Section 415 Compensation”) shall include any elective deferral as defined in Code Section 402(g)(3) and any amount which is contributed or deferred by the Company at the election of the Employee and which is not otherwise includable in the gross income of the Employee by reason of Code Sections 125 or 457.  For Plan Years beginning prior to January 1, 1998, such elective deferrals are not included in Code Section 415 Compensation.  For Limitation Years beginning on or after January 1, 1998, Code Section 415 Compensation shall include salary reduction amounts deemed contributed under Section 125 of the Code because the Employee is unable (or fails) to certify that he has other health insurance coverage and, thus, is unable to elect unreduced salary instead of health insurance benefits, but only if the Company relies on employee certifications of coverage and does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.  For Limitation Years beginning on and after January 1, 2001, Code Section 415 Compensation shall include elective amounts that are not includible in gross income of the employee by reason of Code Section 132(f)(4).

(b) Annual additions to a Participant’s Account for a Plan Year shall be the sum of:

(i) the Participant’s Tax Deferred Contributions for such Plan Year, except to the extent exempted as “catch-up” contributions in accordance with Code Section 414(v);

(ii) for Plan Years beginning after December 31, 1986, the Participant’s Taxed Contributions for such Plan Year;

(iii) the employer contributions allocated to the Participant’s Account (including, but not limited to, Company Contributions);

(iv) forfeitures allocated to the Participant’s Account;

(v) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by a Participating Employer; and

(vi) amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by a Participating Employer;

provided, however, that the percentage of compensation limitations referred to in (a), above, shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition or to any amount otherwise treated as an annual addition under Code Section 415(l)(1).

(c) Annual additions to a Participant’s Account for a Plan Year shall not include:

(i) transfers or rollover contributions;

(ii) Participant repayments of a plan loan, a cash-out distribution or of a distribution of mandatory contributions (within the meaning of Code Section 411(a)(3)(D); or

(iii) employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d) In the event that it is determined that the annual additions to a Participant’s Account for any Plan Year would be in excess of the limitations contained herein, such annual additions shall be reduced to the extent necessary to bring such annual additions within the limitations contained in this Section 3.07.  Likewise, for any Limitation Year beginning before January 1, 2000, in the event that any Participant of the Plan is also a Participant in any defined benefit plan or plans maintained by an Affiliated Company and it is determined that the annual additions to a Participant’s Account for any Plan Year when considered with the Participant’s projected annual benefit under such defined benefit plan or plans would be in excess of the limitations contained in Section 3.08 hereof, such annual additions and benefits shall be reduced to the extent necessary to satisfy the limitations contained in Section 3.08.  In general, the required reductions in annual additions and benefits shall be made by proceeding only as far as necessary through the following sequence, with reductions at each level being prorated among all affected plans making provision for such reductions:

(1) return of Taxed Contributions, plus any earnings thereon, if any, to the extent they are treated as annual additions;

(2) return of Tax Deferred Contributions, plus any earnings thereon, if any, to the extent they are treated as annual additions;

(3) reduction of defined contribution plan annual additions other than Taxed Contributions and Tax-Deferred Contributions.

The Administrative Committee is authorized in its discretion to utilize a different method of correction provided such method is consistent with the requirements of the Code and Regulations thereunder and is applied on a uniform and non-discriminatory manner to all affected Participants.

ARTICLE IV

ESOP LOANS

The provisions of this Article IV shall apply solely to that portion of the Plan which is an ESOP within the meaning of Section 4975(e)(7) of the Code.

4.01 [Reserved]

4.02 [Reserved]

4.03 Limitations on Stock Acquired with Proceeds of an ESOP Loan.  Except as otherwise permitted in Sections 409(h) and (l) of the Code and regulations promulgated thereunder, no Company Stock acquired with the proceeds of an ESOP Loan shall be subject to any put, call, or other option or any buy sell or similar agreement while held by and when distributed from the trust fund, whether or not the Plan constitutes an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

4.04 [Reserved]

4.05 [Reserved]

ARTICLE V

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

5.01 Tax Deferred Contributions and Taxed Contributions.  Tax Deferred Contributions and Taxed Contributions made on behalf of or by a Participant shall be allocated to his Tax Deferred Contribution Account or Taxed Contribution Account, as appropriate, as soon as practicable after such contributions are transferred to the trust fund established under the Plan.

5.02 Allocations with Respect to Dividends on Allocated Company Stock.

(a) Participants.

(1) [Reserved]

(2) Notwithstanding anything in the Plan to the contrary, with respect to dividends paid on or after January 1, 2002 on Company Stock held in a Participant’s ESOP Account, each Participant (or in the event of the Participant’s death, to his Beneficiary) may elect, in accordance with uniform and non-discriminatory procedures adopted by the Administrative Committee, to (i) have such dividends directly paid to such Participant (or in the event of the Participant’s death, to his Beneficiary) as soon as administrative feasible following the payment of such dividend, (ii) be paid to the trust fund and distributed to the Participant (or in the event of the Participant’s death, to his Beneficiary) as soon as administrative feasible following the payment of such dividend but no later than 90 days after the end of the Plan Year in which the dividend is paid, or (iii) be paid to the Plan (in cash or Company Stock, as elected by the Company) and automatically reinvested in the Olin Common Stock Fund, all in accordance with Code Section 404(k) and guidance issued thereunder, and in such event the Company shall be entitled to deduct the amount of the dividends (but not any earnings on such dividends earned while in the Plan) subject to such election in the taxable year in which the dividend is paid or distributed.  On and after January 1, 2002, a Participant shall at all times be deemed vested in any dividends allocated to his ESOP Account, with respect to which he is offered the foregoing reinvestment election, whether or not he is then otherwise fully vested in his Account Balance under the terms of the Plan.

(i) Notwithstanding the foregoing, in accordance with IRS Notice 2002-2, such deduction shall also be available with respect to dividends paid by the Company to the ESOP portion of the Plan in 2001, if Participants are offered an election between reinvestment in Company Stock or distribution of the dividend and such election becomes irrevocable in 2002.

(ii) In order for the dividend reinvestment election to be effective:

(1) Participants must be given a reasonable opportunity before the dividend is paid or distributed from the ESOP portion of the Plan to make the election;

(2) Participants must have a reasonable opportunity to change their dividend reinvestment election at least annually; and

(3) if there is a change in the Plan terms governing the manner in which dividends are paid or distributed to Participants, Participants must be given a reasonable opportunity  to make an election under the revised Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid or distributed.

(iii) No dividends paid or reinvested as provided for above shall be treated as annual additions under Code Section 415, or as Tax Deferred or Taxed Contributions subject to Code Sections 410(k), 402(g) or 401(m).

(3) With respect to dividends paid on Company Stock that are not part of a Participant’s ESOP Account, such dividends will be reinvested in the same manner as directed by the Participant with respect to his Tax Deferred Contribution Account.

5.03 Matching Contributions.

(a) Participants.

(1) Each Participating Employer shall allocate to eligible Active Participants from contributions sufficient to provide each such Participant (whether or not still employed by an Affiliated Company) with a Matching Contribution equal to 100% of the first $25 contributed on behalf of or by the Participant as a Tax Deferred Contribution or Taxed Contribution for each month plus 50% of the excess of such contributions over $25 for each month; provided, however, that the total amount of contributions used to determine the amount of the Matching Contribution may not exceed 6% of Compensation within such month.

The Company may elect to provide a different rate of Matching Contribution or no Matching Contribution for all or any group of Active Participants, provided however that a decrease in the rate of Matching Contributions may be made effective only prospectively as of the first day of the calendar month following approval of such decrease by the Company.  Notwithstanding the foregoing, the Plan’s Matching Contributions provisions shall not be applicable with respect to collectively bargained Employees of Monarch and its affiliates from and after the date of the acquisition of Monarch and its affiliates by the Company unless and until otherwise provided in the applicable collective bargaining agreement.  In no event will any Tax Deferred Contributions or Taxed Contributions be matched at greater than a 100% rate.  In the event that a Participant’s matched Tax Deferred Contributions or Taxed Contributions are distributed or returned to the Participant pursuant to Sections 3.01, 3.02 or 3.05, an amount equal to the Current Market Value of the related Matching Contribution (and earnings thereon) shall be forfeited by such Participant.  Notwithstanding anything in the Plan to the contrary, no Matching Contribution shall be made with respect to Tax Deferred and Taxed Contributions made by salaried Participants on and after January 1,2003.

The Matching Contribution shall be invested in the same manner as directed by the Participant with respect to his Tax Deferred Contribution Account, or in the same manner as directed by the Participant with respect to his Taxed Contribution Account, in the event he is not making contributions to a Tax Deferred Contribution Account..

5.04 Performance Matching Contributions.

(a) Participants.

(1) Following the end of each Plan Year, each Participating Employer shall allocate to eligible Active Participants of that Participating Employer from contributions sufficient to provide each Participant who is employed by a Participating Employer or Affiliated Company on the last day of the preceding Plan Year with a Performance Matching Contribution equal to an additional 5% of such Participant’s matched Tax Deferred Contributions and matched Taxed Contributions for the preceding Plan Year, other than those contributions that are already matched at a 100% rate, for each ten million dollar increment of EVA for such year or period, up to a maximum EVA amount of $200 million, as shown in the schedule below.

*EVA DOLLARS	PERFORMANCE MATCH % OF* PARTIC. CONTRIB.	*EVA DOLLARS	PERFORMANCE MATCH % OF PARTIC. CONTRIB.
$0	0%	$100,000,001-$110,000,000	55%
At least $ 1-$10,000,000	5%	$110,000,001-$120,000,000	60%
$10,000,001-$20,000,000	10%	$120,000,001-$130,000,000	65%
$20,000,001-$30,000,000	15%	$130,000,001-$140,000,000	70%
$30,000,001-$40,000,000	20%	140,000,001-$150,000,000	75%
$40,000,001-$50,000,000	25%	$150,000,001-$160,000,000	80%
$50,000,001-$60,000,000	30%	$160,000,001-$170,000,000	85%
$60,000,001-$70,000,000	35%	$170,000,001-$180,000,000	90%
$70,000,001-$80,000,000	40%	$180,000,001-$190,000,000	95%
$80,000,00l-$90,000,000	45%	$190,000,001-$200,000,000	100%
$90,000,001-$100,000,000	50%

No Performance Match will be made under this paragraph (a)(1) if the EVA dollar amount is less than $1.  For purposes of this Section 5.04,  the applicable dollar amount of EVA shall be calculated by the Company from time to time.

The Company may elect to provide a different rate of Performance Matching Contribution or no Performance Matching Contribution or to provide a Performance Matching Contribution based on a standard other than the Company’s EVA for all or any group of Active Participants.  Notwithstanding the foregoing, no Performance Matching Contribution shall be provided with respect to collectively bargained Employees of Monarch and its affiliates from and after the date of the acquisition of Monarch and its affiliates by the Company.

In the event that a Participant’s matched Tax Deferred Contributions or Taxed Contributions are distributed or returned to the Participant pursuant to Sections 3.01, 3.02, 3.05 or 3.07, an amount equal to the Current Market Value of the related Performance Matching Contribution (and earnings thereon) shall be forfeited by such Participant.

The Performance Matching Contribution shall be invested in the same manner as directed by the Participant with respect to his Tax Deferred Contribution Account, or in the same manner as directed by the Participant with respect to his Taxed Contribution Account, in the event he is not making contributions to a Tax Deferred Contribution Account..  Notwithstanding anything in the Plan to the contrary, no Performance Matching Contribution shall be made with respect to Tax Deferred Contributions and Taxed Contributions made by salaried Participants on and after January 1,2003.

In no event will any Tax Deferred Contributions or Taxed Contributions be matched at greater than a 100% rate.

5.05 Aegis Retirement Plan Contribution Allocations.  The Aegis Retirement Contributions made under Section 3.04 shall be allocated to the Aegis Retirement Contribution Accounts of eligible Aegis Active Participants following the end of each Plan Year with respect to which a contribution is made, in an amount equal to a percentage of their Compensation, based upon their length of service with Aegis and its Affiliated Companies, in accordance with the following formula:

LENGTH OF SERVICE	PERCENTAGE OF COMPENSATION
One Year, but fewer than five years	2.5%
Five Years, but fewer than ten years	3.5%
At least ten years	4.5%
The amounts allocated to eligible Aegis Active Participants’ Retirement Contribution Accounts pursuant to this Section shall be invested in the same manner and percentages as the Aegis Participant’s other Participant-Directed Investments or, if the Participant has no other Participant Directed Investments, then in accordance with the Participant’s investment election with respect to his Retirement Contribution Account balance.  Aegis Participants’ Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability or retirement  and are not available for withdrawal or in-service distribution.

5.06 Monarch Retirement Plan Contribution Allocations.  The Monarch Retirement Contributions made under Section 3.04 shall be allocated to the Monarch Retirement Contribution Accounts of eligible Monarch Active Participants following the end of each Plan Year with respect to which a contribution is made in the proportion that the Compensation of each such Participant bears to the total Compensation of all such eligible Monarch Participants. The amounts so allocated pursuant to this Section shall be invested in the same manner and percentages as the Monarch Participant’s other Participant-directed investments or, if the Participant has no other Participant Directed Investments, then in accordance with the Participant’s investment election with respect to his Monarch Retirement Contribution Account balance.  Monarch Participants’ Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability, attainment of age 65, or retirement, and, except as otherwise expressly provided herein, are not available for withdrawal, in-service distribution or loans.  Notwithstanding the foregoing, effective as of September 1, 2002 or such later date as is administratively feasible, Monarch Participants may borrow from their Retirement Contribution Account balances in accordance with the provisions of Article IX of the Plan.

ARTICLE VI

INVESTMENT OF CONTRIBUTIONS

6.01 Participant Direction of Accounts.  The Administrative Committee is authorized and directed to maintain a program, to be administered in a uniform and non-discriminatory manner, whereby a Participant or, in the event of a Participant’s death, a Beneficiary may direct the investment of the Participant’s Account.  By virtue of such Participant directed investments, the Plan is intended to constitute a plan described in section 404(c) of ERISA and the final regulations issued thereunder.  As such, to the extent permitted by law, the Trustee, the Administrative Committee, the Investment Committee, the  Company, any Participating Employer, or any of its directors, officers, employees or agents shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant (or Beneficiary).  A Participant (or Beneficiary) shall not be deemed to be a plan fiduciary, however, by reason of the exercise of control over the investment of his Account

Participant (or Beneficiary) investment direction over Accounts shall be subject to such rules and regulations as to the timing and frequency of investment changes, transfers between Funds, limitations, allocations of expenses and other aspects of Plan administration as the Administrative Committee may from time to time establish in writing.

The Investment Committee may change the types of Funds offered, and may add or delete any particular Fund (including a self-directed brokerage window investment option).  The decision to invest in any particular Fund (including a self-directed brokerage window investment option) offered under the Plan, however, is the sole responsibility of each Participant (or Beneficiary, as the case may be).  The Trustee, the Administrative Committee, the Investment Committee, the  Company, any Participating Employer, or any of its directors, officers, employees or agents are not empowered to advise a Participant (or Beneficiary) as to the manner in which his Account shall be invested.  The fact that a security is available to Participants (or Beneficiaries) for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any option impose any liability on the Company, any Participating Employer, its directors, officers, employees or agents, the Trustee, the  Investment Committee or the Administrative Committee.

6.02 Investments in Company Stock.  Notwithstanding Section 6.01, above, the Investment Committee shall maintain as a Fund the Olin Common Stock Fund. Participants (or Beneficiaries) may, but are not required to, invest some portion or all of their Tax Deferred Contributions, Taxed Contributions and Company Contributions in such Olin Common Stock Fund.

The Trustee may purchase Company Stock directly from the Company or from any other source, including on the open market; provided, however, that in no event shall a commission be charged with respect to a purchase of Company Stock from the Company.  Such Company Stock may be treasury stock, authorized and previously unissued shares, or shares previously issued and repurchased by the Company, all valued at the Current Market Value of such Company Stock.  Additions to and subtractions from the Olin Common Stock Fund may be netted for any given period.

6.03 Investment of Matching Contributions and Performance Matching Contributions.

(a) Matching Contributions shall be made as provided under Section 3.04 and invested as provided under Section 5.03.  Dividends issued on Company Stock held in the ESOP Account shall be reinvested or distributed as provided under Section 5.02. Effective October 17, 2003, Matching Contributions invested in the Olin Common Stock Fund may be transferred to other Funds at the direction of the Participant (or Beneficiary).

(b) Performance Matching Contributions shall be made as provided under Section 3.05 and invested as provided under Section 5.04.  Dividends issued on Company Stock held in the ESOP Account shall be reinvested or distributed as provided under Section 5.02. Effective October 17, 2003, Performance Matching Contributions invested in the Olin Common Stock Fund may be transferred to other Funds at the direction of the Participant (or Beneficiary).

(c) If a Participant transferring employment to Primex Technologies, Inc. elected to transfer such Participant’s account balances to the Primex Plan as provided in Section 15.06(b) hereof, any Company preferred stock allocated to such Participant account balance was redeemed by the Company for units in the Olin Common Stock Fund prior to the dividend record date for the distribution of Primex Technologies, Inc. common stock occurring in connection with the spin-off of the Company’s aerospace and ordnance businesses.

6.04 Special Distribution Account.

(a) Generally.  In the case of a distribution of stock and/or securities of a controlled corporation of the Company received on, or with respect to, the Company Stock as part of a spin off, split off, split up or other similar reorganization resulting in a corporate separation, the Trustee will retain such stock and cause to be credited to a “Special Distribution Account” established for each Participant under the Olin Common Stock Fund his proportionate number of shares of such stock as determined by the Trustee on the basis of the number of shares of Company Stock in such Participant’s account in the Olin Common Stock Fund on the record date of the distribution.  Notwithstanding the preceding sentence, the Trustee, in its discretion, may sell such stock and/or securities received on, or with respect to, the Company Stock held in the ESOP Account and reinvest such proceeds in Company Stock for the Participants’ Olin Common Stock Fund accounts if the Trustee determines that it is necessary to do so in order to retain the status of the ESOP as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.  In any event, however, the Trustee shall sell all other securities received as part of such distribution, and reinvest the proceeds thereof in Company Stock for the Participants’ Olin Common Stock Fund accounts.

(b) Subsequent Corporate Transactions with Respect to Shares Held in Special Distribution Account. In the event any securities of a previously controlled corporation of the Company credited to a Participant’s Special Distribution Account shall thereafter, pursuant to a merger, consolidation or other reorganization involving the previously controlled corporation, be changed into, or become exchangeable for, securities of another corporation and/or cash, the Trustee will retain the securities of such other corporation and cause the same to be credited to such Special Distribution Account.  If shareholders of the previously controlled corporation shall be offered an election by such other corporation as to the securities and/or cash they may receive in such merger, consolidation or other reorganization, the Trustee will provide a similar election to each Participant, provided that if a Participant fails to exercise any such election afforded by the Trustee within the period of time required by the Trustee, then such election may be made by the Trustee on such basis as it deems appropriate.  In the event securities in a Special Distribution Account shall be the subject of a tender offer for cash and/or an exchange offer for securities of another corporation, the Trustee may accept such tender or exchange offer with respect to a Participant only if the Trustee has been authorized to do so by such Participant within the period of time required by the Trustee.  The Trustee will retain any securities of such other corporation received in an exchange offer and cause the same to be credited to such Special Distribution Account.  In the event that the securities of such other corporation shall carry the right of conversion into other securities, such right may be exercised only at the election of the Participant and shall not be a responsibility of the Trustee.  Upon any such conversion, such other securities shall be credited to the Participant’s Special Distribution Account.  All cash received by the Trustee in such merger, consolidation or other reorganization, or in such tender offer, or as a result of any securities received as part of such merger, consolidation or other reorganization and all dividends and other distributions on securities held in a Special Distribution Account, shall, except as stated above, be invested in the Olin Common Stock Fund.

(c) [Reserved]

(d) Shares Acquired in Connection with Arch Spin-off. In connection with the spin-off of the Company’s specialty chemical business, Participants’ account balances invested in the Olin Common Stock Fund were credited with a dividend in the form of Arch common stock.  As of the dividend record date, an Arch Common Stock Fund was established as a Fund under this Article Six of the Plan, and the Arch common stock dividend was credited to each Participant’s account in the form of units in the Arch Common Stock Fund.

(i) Treatment of Arch Common Stock Fund with respect to Participants. With respect to Participants (or Beneficiaries), no new investment, whether in the form of employer or Participant contributions or transfers of existing account balances under the Plan, are be permitted in the Arch Common Stock Fund. All dividends paid on the Arch stock held in the Arch Common Stock Fund for the benefit of Participants (or Beneficiaries) are re-invested by the Trustee (i) effective before October 17, 2003, in  the Olin Common Stock Fund and (ii) effective on or after October 17, 2003, invested in the same manner as directed by the Participant with respect to his Tax Deferred Contribution Account.  Participants (or Beneficiaries) may retain their investment in the Arch Common Stock Fund.  Alternatively, prior to March 1, 2001, such Participants (or Beneficiaries) may (i) transfer that portion of their Arch Common Stock Fund balances that are attributable to their Tax Deferred Contributions and Taxed Contributions to any other Fund or Funds permitted from time to time under the Plan other than the Arch Common Stock Fund (or the Fund under the Plan that was invested primarily in Primex Technologies, Inc. common stock), and (ii) may transfer and re-invest that portion of the Arch Common Stock Fund balance that is attributable to Company Contributions only into the Olin Common Stock Fund.  On and after March 1, 2001, such Participants (or Beneficiaries) may transfer their entire Arch Common Stock Fund balances to any other Fund permitted under the Plan.

ARTICLE VII

VESTING

7.01 Vesting of Tax Deferred Contribution and Taxed Contribution Accounts.  Each Participant’s Tax Deferred Contribution Account and Taxed Contribution Account (including any earnings on such contributions) shall be fully vested at all times.

7.02 Vesting of Company Contribution Accounts.

(a) The Company Contribution Account of each Active Participant who dies, incurs a Total and Permanent Disability, attains age 65 while in the employ of an Affiliated Company or enters Retirement shall be fully vested and nonforfeitable.

(b) The Company Contribution Account of each Participant, shall be vested in accordance with the following schedule:

Years of Service	Vested Percentage
2 years	25%
3 years	50%
4 years	75%
5 or more years	100%
(c) It is anticipated that a Participant may be transferred between and among the Company and Participating Employers or their Affiliated Companies, and in the event of any such transfer, the Participant involved shall not have his rights under the Plan adversely affected, but shall continue to be credited with his accumulated Years Vesting Service.

(d) Notwithstanding the foregoing, the Company Contribution Account of each Participant who is defined as a Transferred Employee under Article IX of the Asset Purchase Agreement by and between Olin Corporation and the Arco Chemical Company, dated as of October 9, 1996 (the “Agreement”), shall be fully vested and non-forfeitable as of the Closing Date specified in the Agreement, as amended.

(e) The Company Contribution Account of each Participant who immediately prior to the effective date of the spin-off of the Company’s aerospace and ordnance businesses to Primex (the “Primex Spin-off”) was an employee of the Company and whose employment is either transferred directly to Primex or terminated in connection with the Primex Spin-off, shall be fully vested and non-forfeitable as of the effective date of the Primex Spin-off.

7.03 Vesting of Amounts Rolled Over or Transferred from Other Plans.  Notwithstanding anything contained in the Plan to the contrary, (a) each Participant’s Rollover Contribution Account shall be fully vested at all times; and (b) any amounts attributable to a Participant’s accounts transferred from the Bridgeport Brass Savings and Investment Plan or the Apache Chemicals Pension and Profit Sharing Plans shall be fully vested at all times. Alternate vesting provisions may apply, as determined by the Company in accordance with applicable law, to any portion of a Participant’s Account that has been transferred to the Plan from another plan pursuant to Section 3.06.

7.04 Forfeitures.  The unvested portion of a Former Participant’s Account shall be forfeited as of the earlier of the date as of which the Former Participant received a distribution of 100% of the vested portion of his Account pursuant to Article X or he incurs a five year Period of Severance.  All such forfeited amounts, reduced by any forfeited amounts restored to Participants’ Accounts pursuant to Section 7.05, shall be applied to reduce future contributions required of Participating Employers.

7.05 Repayment of Prior Distributions.  If, as a result of a Participant’s termination of employment, all or a portion of his Account is forfeited, such amount shall be subsequently restored to his Account if he is reemployed by a Participating Employer prior to incurring a five year Period of Severance and the individual repays the amount of the distribution he previously received from the Plan as a result of his termination of employment within five years of his date of reemployment.  Such repayment shall be (a) equal to the amount of any cash plus the Current Market Value of any Company Stock included in the distribution on the Valuation Date coinciding with or next preceding the date of the distribution, (b) made in cash or in shares of Company Stock, based on the Current Market Value of such Company Stock on the Valuation Date coinciding with or next preceding the date of repayment and (c) invested in the same Funds to the extent possible and in the same amounts as were withdrawn from each Fund; provided, however, that any amounts that would be invested in the Preferred Stock Fund shall be invested in the Olin Common Stock Fund and any amounts that would be invested in any Fund that is no longer active or accepting new contributions shall be invested in the remaining available Funds at the direction of the Participant.  In the event an individual does not repay a prior distribution, the forfeited amount in his Account will not be restored and his Period of Continuous Service after his reemployment will not be considered in determining his vested interest in his Account attributable to contributions made prior to his Period of Severance.

ARTICLE VIII

WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

8.01 Priority for Withdrawals.  An Active Participant (including those who are on an authorized leave of absence or on layoff status) may make a withdrawal from his Account prior to termination of employment as provided in this Section 8.01.  Withdrawals shall be taken from available amounts in such Participant’s Account in the following order of priority:

(a) First, the principal amount of his unmatched Taxed Contributions made prior to 1987; provided, however, that if a Participant has attained age 50 he may elect to receive, either first or in addition to the amounts previously described, the amounts in his ESOP Account to the extent vested, except that no Participant who has not yet attained age 55 may withdraw any amounts from his ESOP Account if he has been a Participant in the Plan for fewer than 5 years unless such amounts are attributable to allocations made more than two years before the date of withdrawal.

(b) Second, the principal amount of his matched Taxed Contributions made prior to 1987;

(c) Third, the principal amount of his unmatched Taxed Contributions made after 1986 and earnings attributable to unmatched Taxed Contributions (whether or not made after 1986);

(d) Fourth, the principal amount of his matched Taxed Contributions made after 1986 and earnings attributable to matched Taxed Contributions (whether or not made after 1986);

(e) Fifth, amounts in his Company Contribution Account, to the extent vested; provided, however, that no amount in his Company Contribution Account may be withdrawn by a Participant who has been a Participant for fewer than five years unless such amounts are attributable to allocations made more than two years before the date of the withdrawal and further provided that no portion of an Aegis Retirement Contribution Account or Monarch Retirement Contribution Account may be withdrawn prior to termination of service;

(f) Sixth, in the case of a Participant who has attained age 59 1/2, all or any portion of his Tax Deferred Contribution Account; and

(g) Seventh, in the event of financial hardship as defined in Section 8.03(b), all or any portion of his Tax Deferred Contribution Account excluding any earnings credited to his Tax Deferred Contribution Account after December 31, 1988, subject to the conditions described in Section 8.03(c).

No withdrawal may be made under any subsection above unless all amounts that may be withdrawn under all preceding subsections have been withdrawn; provided, however, that a Participant may elect not to receive the amounts in his ESOP Account under the special ESOP Account withdrawal rule applicable to Participants who have attained age 50, described in Section 8.01(a), above.  The amount to be withdrawn shall be based on the Current Market Value of the investment as of the applicable Valuation Date immediately preceding the date of the distribution.  Such distribution shall be made in cash; provided, however, that a withdrawal from a Participant’s ESOP Account may be paid in shares of Company Stock if so elected by the Participant.

In accordance with procedures established by the Administrative Committee and in Section 10.03, to the extent required by law, a Participant who is eligible to receive a withdrawal may elect to have such withdrawal paid directly into an individual retirement account, individual retirement annuity or a qualified trust, provided that in the case of a rollover to a qualified trust, the terms of the related plan permit the acceptance of such distribution.

Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or QDRO or receives a domestic relations order, no withdrawals shall be permitted from the Participant’s account except as provided in Section 10.06.

8.02 Penalties for General Withdrawals.  The following paragraphs apply solely to Active Participants who have not yet attained age 50.

(a) A Participant may withdraw any amount up to the principal amount of his unmatched Taxed Contributions once during a Plan Year without penalty.

(b) If a Participant who has made a withdrawal pursuant to paragraph (a) above during a Plan Year makes a second withdrawal from his Account during such Plan Year, whether or not the withdrawal is in excess of the principal amount of his unmatched Taxed Contributions (other than for hardship as described in Section 8.03), he shall be suspended from having Tax Deferred Contributions made on his behalf and from making Taxed Contributions for a period of twelve (12) months from the date of the first withdrawal (six (6) months on and after January 1, 2002).

(c) If a Participant makes a withdrawal of amounts in excess of the principal amount of his unmatched Taxed Contributions, other than for hardship as described in Section 8.03, he shall be suspended from having Tax Deferred Contributions made on his behalf and from making Taxed Contributions for a period of one year from the date of withdrawal (six (6) months on and after January 1, 2002).

8.03 Hardship Withdrawals.

(a) A withdrawal for hardship described in Section 8.01(g) will be granted only if the withdrawal is made on account of hardship as defined in paragraph (b) below, and is necessary to satisfy an immediate and heavy financial need of the Participant as described in paragraph (c) below.  The Administrative Committee, in its discretion, shall determine the existence of a hardship and the amount necessary to meet that need in accordance with the provisions of this Section 8.03 and criteria described in Treas. Reg. Section 1.401(k) 1 (d)(2) as applied to the Participant’s applicable facts and circumstances.

(b) For purposes of this Section 8.03 and Appendix B, hardship means an immediate and heavy need to draw on financial resources to meet obligations incurred or to be incurred with respect to:  (i) uninsured medical expenses (as defined in Code Section 213(d)) incurred or to be incurred by the Participant, his Spouse or dependents (as defined in Code Section 152); (ii) costs directly related to the purchase of a principal residence (excluding mortgage payments) of the Participant; (iii) the payment of tuition and related educational fees, room and board, for the next 12 months of post secondary education for the Participant, his Spouse, children or dependents; (iv) the prevention of the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of his principal residence; and (v) other extraordinary expenses as determined by the Administrative Committee.  Hardship shall also include any other expenses determined by the Secretary of the Treasury to constitute a deemed immediate and heavy financial need.

(c) A withdrawal shall not be deemed to be necessary to satisfy a Participant’s immediate and heavy financial need unless:  (i) the withdrawal does not exceed the amount needed to satisfy the Participant’s immediate financial need created by the hardship (including any taxes or penalties reasonably anticipated to result from the hardship withdrawal); (ii) the Participant has obtained all available distributions and discretionary withdrawals (including hardship distributions) and all nontaxable loans under this Plan and all other plans maintained by an Affiliated Company; (iii) the Participant is suspended from having Tax Deferred Contributions made on his behalf and from making Taxed Contributions under this Plan or any other plan (other than a welfare plan or a plan described in Section 125 of the Code that provides welfare benefits) maintained by an Affiliated Company until the expiration of the 12 month period immediately following the receipt of the withdrawal (until the expiration of six (6) months for Hardship distributions made on or after January 1, 2002) ; and (iv)  for hardship withdrawals made prior to January 1, 2002 only, when Tax Deferred Contributions resume, the maximum dollar amount of the Participant’s Tax Deferred Contributions shall be the applicable dol1ar amount specified in Code Section 402(g) reduced by the amount of such Participant’s Tax Deferred Contribution for the taxable year in which the Hardship withdrawal occurred.

8.04 Period of Suspension.  A Participant who is suspended pursuant to Sections 8.02 or 8.03 will continue to be considered an Eligible Employee for purposes of the contributions made under Sections 3.01 and 3.04 and a Participant for purposes of the allocations made pursuant to Sections 5.02, 5.03 and 5.04, and will continue to be credited with Years of Service during his continued employment, even though no Tax Deferred Contributions or Taxed Contributions will be made on his behalf for the period of suspension.

8.05 Limitation on Withdrawals for Participants with Outstanding Loans.  A Participant with an outstanding loan pursuant to Article IX may request a withdrawal pursuant to this Article VIII, but any such withdrawal shall be limited so that the value of the vested portion of his Account is not reduced below 200% of the balance of all outstanding loans as of the date of the withdrawal.

ARTICLE IX

LOANS TO PARTICIPANTS AND BENEFICIARIES

9.01 Loan Program.  The Administrative Committee is authorized in its sole discretion to establish and maintain a loan program in accordance with Section 408(b)(1) of ERISA and related regulations and consistent with the provisions of this Article IX.  Only Eligible Employees and Active Participants (i.e., an individual who is a Party in Interest as defined in Section (3)(14) of ERISA, hereinafter collectively referred to as “Eligible Borrowers”) shall be eligible to participate in the loan program.  The previous sentence notwithstanding, officers of the Company are Participants in the Plan excluded from the group of eligible employees who are Eligible Borrowers. Loans shall be processed and made in accordance with rules and procedures from time to time adopted by the Administrative Committee in its discretion.  Such rules and procedures shall be in a written document and are incorporated herein by reference.

9.02 General Rules.  Any Eligible Borrower with a vested interest in an Account Balance under the Plan may make an application to the Administrative Committee (or its delegate) for a loan.  Loan applications shall be approved or denied by the Administrative Committee (or its delegate) within a reasonable period of time after receipt.  Loans shall be made available to all Eligible Borrowers on a uniform and reasonably equivalent basis, without regard to an individual’s race, color, religion, sex, age or national origin.  In reviewing a loan application, only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans may be considered.  Such factors may include the Eligible Borrower’s creditworthiness and financial need.  If approved, the Administrative Committee (or its delegate) shall direct the Trustee to make a loan to the Eligible Borrower.  Any loan made to an Eligible Borrower shall be treated as a segregated investment of a portion of the Eligible Borrower’s Account Balance.  Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or QDRO or receives a domestic relations order, no loans shall be permitted from the Participant’s Account except as provided in Section 10.06(c).

9.03 Amount.  Loans shall be made in amounts approved by the Administrative Committee in its discretion.  No loan shall be for less than Five Hundred Dollars ($500).  A Participant may have up to, and including, five loans outstanding at any given time.  No loan when added to the outstanding balance of all other loans from the Plan to the Eligible Borrower shall exceed the lesser of:

(1) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Eligible Borrower during the one-year period ending on the day before the date the loan is made, over the outstanding balance of loans from the Plan to the Eligible Borrower on the date the loan is made, or

(2) one-half (1/2) of the Eligible Borrower’s vested Account Balance as of the valuation date coincident with or immediately preceding the date of the loan.

9.04 Rate of Interest and Term of Loan.  All loans shall be considered a segregated investment of the Trust Fund and shall bear a reasonable rate of interest to be determined by the Administrative Committee taking into consideration the interest rates being charged by regional and local banks, the prevailing prime rate and general economic conditions.  The interest rate shall not exceed the maximum rate allowed by state or federal law; provided, however, that the Administrative Committee shall have no obligation to make loans during any period in which the maximum rate allowed by state or federal law would not permit the loan to bear a reasonable rate of interest in light of the prevailing economic circumstances.  All loans shall be for a maximum of five (5) years or for such shorter term as the Administrative Committee may determine.

9.05 Security.  All loans shall be secured by the pledge of the Eligible Borrower’s vested Account Balance under the Plan and may be further secured by additional collateral acceptable to the Administrative Committee if the Administrative Committee determines, in a uniform and nondiscriminatory manner, that such additional collateral is necessary or desirable to ensure repayment of the loan.  No more than fifty percent (50%) of an Eligible Borrower’s Vested Account Balance determined as of the valuation date coincident with or immediately preceding the date of the loan may be used to secure a loan.  In the event of default, foreclosure on the note and the attachment of the Plan’s security interest in an Account Balance will not occur until a distributable event occurs under the Plan.

9.06 Repayment.  All loans shall provide for substantially level amortization over the term of the loan, with payments of principal and interest paid through automatic payroll deductions; provided, however, that the Eligible Borrower may prepay the loan in full at any time without penalty and the Administrative Committee may require repayment in full upon the Eligible Borrower’s termination of employment.  To the extent permitted by law, repayments will be suspended during unpaid leaves of absence or layoffs of up to one year although interest will continue to accrue during these periods of suspension.  Upon the Participant’s return to employment, the accrued interest will be added to his outstanding loan balance and the individual’s repayment schedule will be adjusted; provided, however, that the original term of the loan shall not be extended by virtue of such leave of absence.  If a leave of absence or layoff exceeds one year, the outstanding loan balance will become immediately due and payable as of the end of the one year period.  If an Eligible Borrower withdraws a portion or all of such individual’s vested Account Balance or becomes entitled to payment of benefits under the Plan, such payments or withdrawals shall first be applied toward any outstanding loan balance (including accrued interest), with the excess, if any, paid directly to the individual.

ARTICLE X

DISTRIBUTIONS

10.01 Termination of Employment.

(a) If an Active Participant separates from service (within the meaning of Code Sections 401(k) and 409(o)) or terminates employment on account of disability or death, upon filing an application therefor as prescribed by the Administrative Committee and subject to Section 9.06 hereof, the value of such Former Participant’s Account, to the extent vested, shall be distributed to him, or if he is not living, to his Beneficiary, either in a lump sum or in installments, as the Participant (or his Beneficiary) has elected; provided, however, that the Administrative Committee shall direct the Trustee to distribute, in a lump sum, the Participant’s entire Account as soon as practicable following his termination of employment if the value of the vested portion of the Participant’s Account does not exceed $5,000 (or such other amount as provided under Code Section 411(a)(11)) ($3,500 for Plan Years commencing prior to August 5, 1997).  If the value of the vested portion of a Participant’s Account exceeds the applicable small lump sum benefit amount (as provided in the preceding sentence), distributions shall be made or shall commence at such time as the Participant (or his Beneficiary) may elect in accordance with Section 10.04.  With respect to distributions made on or after January 1,2002, for purposes of this subsection, the value of the Participant’s vested Account Balance shal1 be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto).  Effective as of such date as Department of Labor final regulations shall prescribe, a distribution under this Section which is greater than $1,000, but not more than $5,000, shall be rolled over to an individual retirement account which is designated in accordance with such final regulations, unless the Participant elects otherwise.

(b) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 10.01(b). a distributee may elect, at that time and in the manner prescribed by the Administrative Committee, to have any portion of “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover.”  An “eligible rollover distribution” is any distribution of all or any portion of the account balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period often (10) years or more; any distribution to the extent such distribution is required under Section 40l(a)(9) of the Code; for distributions made prior to January 1, 2002, the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution made on or after January 1. 1999 that qualifies as a Hardship Distribution.

An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  For distributions made on or after January 1. 2002, an “eligible retirement plan” shall also include an annuity contract described in section 403(b) of the Code, and an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by a state, political division of a state, or any agency or instrumentality of such a state or political subdivision thereof, which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of ‘eligible retirement plan’ shall also apply in the case of a distribution to a surviving spouse, or a spouse or former spouse who is the alternate payee under a QDRO, as defined in Section 414(p) of the Code.  However,  in the case of an eligible rollover distribution made prior to January 1, 2002 to a surviving spouse, an “eligible retirement plan” is limited to an individual retirement account or individual retirement annuity.

For distributions made after December 31.2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  Such portion, however, may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

The Administrative Committee need not obtain evidence that a retirement plan had received an IRS determination letter in order to have a reasonable belief that a retirement plan is qualified under Code Section 401(a).  A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.  For purposes of this Section l0.01(b), a distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of such spouse or former spouse.

(c) The value of any distribution shall be based on the Current Market Value of the Participant’s Account.

10.02 Method of Distribution.  Subject to Section 10.01(a), a Former Participant’s Account shall be paid to him (or in the event of his death, to his Beneficiary) in a lump sum unless the Participant (or in the event of his death, his Beneficiary) elects to have the value of his Account paid in annual installments over:

(a) a fixed period of up to 15 years (but not exceeding the life expectancy of the Former Participant, or the joint and last survivor expectancy of the Former Participant and his Beneficiary); or

(b) if the Former Participant’s life expectancy exceeds 15 years, the life expectancy of the Former Participant.

The amount to be paid to the Former Participant (or Beneficiary) in each installment shall be determined by multiplying the value of the account balances, determined in accordance with Section 10.01(c) as though the date of the installment were the distribution date, by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be distributed.  The life expectancy of the Former Participant and his Beneficiary will be calculated by use of the return multiples specified in Section 1.72 9 of the Income Tax Regulations.  The life expectancy of a Former Participant and his Beneficiary may not be recalculated.

If a Former Participant who has elected to receive installments dies prior to receiving all such installments, any remaining installments will be paid when due to the Beneficiary, or if the Beneficiary elects, in a lump sum as soon as practicable following the Participant’s death.  In the event a Beneficiary dies while receiving installment payments, amounts remaining to be paid shall be paid in a lump sum to said Beneficiary’s estate.

Alternate methods of distribution may apply to any portion of a Participant’s Account that has been transferred to the Plan from another qualified plan pursuant to Section 3.06.

Former Participant may receive partial distributions from their Accounts prior to such Former Participant’s Required Beginning Date.

10.03 Form of Distribution.  Distributions under the Plan shall be made in the following manner:

(a) all distributions from other than the Olin Common Stock Funds shall be paid in cash, except that such amounts may, at the election of the distributee, be paid in Company Stock with any fractional interest in a share of Company Stock paid in cash;

(b) all distributions from the Olin Common Stock Funds shall be paid in Company Stock, except that any fractional interest in a share of Company Stock shall be paid in cash; provided that any distribution to any other distributee who so elects, shall be in cash as provided below.

10.04 Date of Distribution.  Generally, distributions will be made as soon as practicable on or after the distribution date elected by the distributee; provided, however, that in the discretion of the Administrative Committee, distributions may be made or commence within sixty (60) days of the distribution date elected. Notwithstanding anything in the Plan to the contrary, distributions shall commence no later than the Participant’s Required Beginning Date.

In the event of the Participant’s death prior to his Required Beginning Date as described in the preceding paragraph, distribution of the Participant’s Account shall be completed within five years after the Participant’s death unless distribution is made over a period not extending beyond the life expectancy of the Beneficiary and either (a) the Participant’s Beneficiary is his Spouse and payments begin no later than the date on which the Participant would have attained age 70 1/2 or (b) distribution begins within one year of the Participant’s death.

10.05 Compliance with Applicable Law.  Notwithstanding anything in the Plan to the contrary, distributions under this Plan shall be made in accordance with Code Section 401(a)(9) and any regulations issued thereunder (described more fully in Appendix A-2 hereof) and in accordance with Code Section 409(o).  To the extent that any provision of the Plan is inconsistent with such section of the Code or such regulations, such Plan provision shall be disregarded.

10.06 Distributions to Comply with Qualified Domestic Relations Order.  In the case of any Participant with respect to whom the Plan has received a QDRO awarding an alternate payee all or any portion of the Participant’s interest under the Plan, the following rules shall apply:

(a) Subject to Section 10.01(b), if necessary to comply with the terms of the QDRO, or if not prohibited by the terms of the QDRO and requested by the alternate payee, an amount shall be distributed to the alternate payee from the vested portion of the Participant’s Account (net of any outstanding loans) sufficient to comply with the terms of the QDRO.  Such amount shall be distributed to the alternate payee in a lump sum as soon as practicable and if the full amount required under the QDRO to be distributed from the Plan is so distributed, the alternate payee shall have no further interest in the Plan.  If the Participant’s vested interest (net of any outstanding loans) in the Plan is less than the amount necessary to comply with terms of the QDRO, no amount shall be distributed to the alternate payee pursuant to this Section 10.06 and amounts due under the QDRO to the Alternate Payee shall be paid in accordance with the terms of the QDRO and applicable law.

(b) In the event that the amounts due the alternate payee under a QDRO are not distributed to the alternate payee pursuant to paragraph (a) above, the alternate payee’s interest shall be held in a separate account segregated from the Participant’s Account, and the value of the Participant’s Account shall be calculated without reference to such amounts segregated pursuant to this paragraph.

(c) In accordance with procedures established by the Administrative Committee, if a domestic relations order, as defined in Section 414(p)(1)(B) of the Code (including, in the Administrative Committee’s discretion, a restraining order), is received, then no distribution, in-service withdrawal or loan from the Plan shall be made to the Participant until it is determined whether the domestic relations order constitutes a QDRO, but in no event shall such suspension of distributions, withdrawals and loans continue beyond the date which is 18 months following the receipt of such domestic relations order.  Notwithstanding the above, if a distribution from the Plan to the Participant or his Beneficiary is required to comply with applicable law under ERISA or the Code, then a distribution shall be made to the extent necessary to comply with such law.

10.07 Distribution Rights Pertaining to Stock Distributions.

(a) A Participant or Beneficiary who receives a distribution of Company Stock from the Plan which at the time of distribution is not publicly traded or is subject to any restrictions on disposition under any federal or state securities law or any regulation thereunder, or pursuant to any agreement affecting such Stock, which would make such Stock not as freely tradable as stock not subject to such restrictions shall have a “put option” with respect to such Stock upon terms no less favorable than the following:

(i) Upon receipt of the Stock, the distributee shall have sixty (60) days to require, by filing written request with the Administrative Committee, that the Company (or if the Trustee so elects, the Trustee) repurchase the Stock at its fair market value.  If the put option is not exercised within the applicable period, it will temporarily lapse;

(ii) If there is a temporary lapse of the put option under (i), above, after the close of the Plan Year in which such lapse occurs the Company shall determine the value of the Stock at the end of that Plan Year and notify the distributee of such value, who will then have sixty (60) days to require, by filing written request with the Administrative Committee, that the Company (or if the Trustee so elects, the Trustee) repurchase the Stock.  If the put option is not exercised in the applicable period it will permanently lapse.

(iii) If the Stock is contributed by a distributee to an IRA, the trustee of the IRA will have, and may exercise, in the same manner, the put option that the distributee otherwise would have had.

On a uniform and nondiscriminatory basis, the Administrative Committee from time to time in its sole discretion may grant put options on a more simplified basis so long as such options are not less favorable to Participants than as provided above.

(b) Company Stock distributions under the Plan shall be in whole shares, containing such legends and upon such terms and conditions and with such restrictions as the Administrative Committee may determine to be necessary or appropriate to satisfy requirements of the Securities and Exchange Commission or other applicable laws or regulations, or to provide the Company (or the Trustee), if so requested, with a right of first refusal with respect to the Stock being distributed, such right to be exercisable only if the Stock is not publicly traded at the time the right may be exercised.

(c) Except as otherwise provided in this Section 10.07, no Company Stock shall be subject to a put, call, or other option, or buy sell or similar arrangement while held in the Fund or at the time of distribution therefrom.

(d) The protections and rights contained in this Section 10.07 shall be nonterminable and, accordingly, shall continue to exist, even if the Plan ceases to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

ARTICLE XI

TRUST FUND

11.01 Trust Agreement.  In order to implement the Plan, the Company shall enter into one or more Trust Agreements pursuant to which all the funds of the Plan shall be held by one or more Trustees in one or more trusts.  Under no circumstances shall any part of the corpus or income of the trust fund established under the Plan be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries, except as provided in Section 11.03.

11.02 Trustee.  The Investment Committee may remove the Trustee at any time for any reason upon the notice required under the Trust Agreement, and if the Trustee resigns or is removed, the Investment Committee shall designate a successor Trustee.

11.03 Return of Contributions.  No contribution to the Plan shall be refunded to a Participating Employer unless such contribution was:

(a) conditioned upon the tax deductibility of such contribution and such contribution is not deductible, and it shall be presumed that all contributions are conditioned upon deductibility; or

(b) made as a result of a mistake of fact.

Such refund shall be made, if requested by a Participating Employer in writing, within one year from the date a contribution was made as a result of a mistake of fact, or from the date of disallowance of a deduction (or other applicable date) as the case may be.  Any contribution refunded as provided above shall be adjusted to reflect its proportionate share of the trust fund’s loss, if any, but shall not be adjusted to reflect its share of the trust fund’s gain, if any.

ARTICLE XII

ADMINISTRATION

12.01 Administrative Committee.  The Pension and CEOP Administrative Committee, with membership and charter as may be established by the Company from time to time, shall be one of the Plan’s two named fiduciaries and shall be the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA.  The Administrative Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan.  The Administrative Committee, or its agent or delegate, has the absolute authority and sole discretion to interpret the terms of the Plan, including the Plan’s eligibility provisions and its provisions relating to qualification for and accrual of benefits.  The Administrative Committee’s decisions shall be final and binding on all persons seeking benefits.  Benefits shall only be paid under this Plan only if the Administrative Committee, in its sole discretion, determines that such person is entitled to them.  Any exercise of discretion by the Administrative Committee shall be exercised in a nondiscriminatory manner as applied to similarly situated individuals.  Unless the Company determines otherwise, the Administrative Committee shall have no fiduciary responsibility relating to the selection of investment options and other asset management matters under the Plan.

12.02 Investment Committee.  The Investment Committee, with membership and charter as may be established by the Company from time to time, shall be the Plan’s named fiduciary with respect to the selection of Funds and all other matters pertaining to the investment and management of Plan assets.

12.03 Delegation.  Each of the Investment Committee and Administrative Committee have the authority to delegate any of their powers or duties to any other person.  Any such person may further delegate its powers or duties to another person.  Unless otherwise expressly provided, any delegation or subsequent delegation shall include the same full, final and discretionary authority that the delegating party has and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the delegating entity.

12.04 Action by Company.  The Board of Directors, the Compensation Committee of the Board of Directors, or the Benefit Plan Review Committee (or any of their respective delegates) may act on behalf of the Company with respect to actions or matters reserved to the Company in this Plan; provided that each of these have the authority to delegate any of their powers or duties to any other person.  Any such person may further delegate its powers or duties to another person.   Any delegation or subsequent delegation shall include the same authority that the delegating party has, except as otherwise expressly provided in any delegation.

12.05 Employment of Agents.  The Administrative Committee and the Investment Committee may employ such legal, medical, insurance, accounting, actuarial or other experts as it deems necessary or desirable, in its sole discretion, in carrying out the provisions of the Plan.

12.06 Fiduciary Responsibilities.  The Administrative Committee and the Investment Committee are the Plan’s named fiduciaries and have the fiduciary duties set forth herein.  The Administrative Committee and the Investment Committee, together with the Trustee, have been designated to carry out all fiduciary responsibilities under ERISA with respect to the Plan, except for those responsibilities specifically delegated to another person.

The Company may allocate other fiduciary responsibilities among the fiduciaries named in the Plan or may designate persons other than named fiduciaries to carry out fiduciary responsibilities.

Any of the fiduciaries of the Plan may, by agreement among themselves, allocate specific responsibilities among themselves or delegate to other persons all or such portion of their fiduciary duties hereunder, as they, in their sole discretion, shall decide, other than those granted to the Trustee under the Trust Agreement.  The Company may purchase insurance to cover the potential liability of all persons who serve in a fiduciary capacity (as defined in ERISA or the Plan) with regard to the Plan.

12.07 Compensation.  No member of the Administrative Committee or Investment Committee shall receive any compensation for his services as such.  Each member of such Committees and each other Fiduciary of the Plan shall be bonded as required by ERISA.

12.08 Committee Liability.  The members of the Administrative Committee and Investment Committee shall use the degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation.

Except as provided in ERISA or in the Regulations, in administering the Plan neither a member of the Administrative Committee or Investment Committee, nor a Participating Employer nor any director, officer or employee thereof, shall be liable for any acts of omission or commission, except for his or its own individual, willful and intentional malfeasance or misfeasance and each Participating Employer, its officers, directors and Employees and any member of the such Committees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by any actuary, accountant, Trustee, insurance company, counsel or other expert who shall be employed or engaged by the Participating Employer or such Committees.

To the maximum extent permitted by law, no member of the Administrative Committee or Investment Committee or officer, employee or director of the Company or any Participating Employer to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a fiduciary of the Plan nor for any action taken or omitted or mistake of judgment made in good faith, and the Company (or the appropriate Participating Employer) shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from its own assets) against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company or applicable Participating Employer) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

12.09 Reports to Participants.  At least once a Plan Year, each Participant shall be furnished a written statement setting forth the value of his Account together with such additional information as determined by the Administrative Committee.

12.10 Administrative Expenses.  All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund shall be paid from the Fund, and, until paid, shall constitute a charge upon the Trust Fund.  All other administrative expenses of the Plan and the Fund shall be paid from the Fund, to the extent not paid by the Participating Employers.  The Participating Employers may advance funds to the Plan for the payment of Plan ordinary operating and administrative expenses, and shall be entitled to be reimbursed therefor from the Plan without interest. The Administrative Committee is authorized in its discretion to establish administrative fees which may be charged against each Participant’s Account.  Notwithstanding the foregoing, effective as of March 1, 2001, Trustee fees, investment management fees, commissions and related Plan administrative expenses will be incorporated into the fees associated with the Funds made available under the Plan.  In addition, fees associated with the self-directed brokerage feature will be charged directly to the affected Participant’s account, and the account of each Participant applying for a Plan loan will be charged an application fee ($50 per loan as of March 1, 2001, subject to change).  No commissions will be charged on purchases of Company Stock directly from a Participating Employer or from Accounts in the Plan.

12.11 Special Fiduciary Provisions Concerning Employer Stock.

(a) The Trustee shall adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants (and Beneficiaries), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.  The Administrative Committee shall ensure that the foregoing procedures are sufficient to safeguard the confidentiality of such information and such procedures are being followed.

ARTICLE XIII

VOTING AND TENDER OFFERS

13.01 Voting of Company Stock.  Each Participant (or Beneficiary in the event of the death of the Participant) is, for the purposes of this Section 13.01, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the Company Stock allocated to his Account and he may direct the Trustee as to the manner in which the Company Stock represented by the Company Stock portion of his Olin Common Stock Fund Accounts is to be voted.

Before each annual or special meeting of shareholders of the Company, there shall be sent to each Participant, and in the event of the Participant’s death, his Beneficiary, a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Company Stock allocated to such Participant’s or Beneficiary’s Account.  Upon receipt of such instructions, the Trustee shall vote such shares as instructed, determined separately with respect to shares of Company Stock.  In lieu of voting fractional shares as instructed by Participants or Beneficiaries, the Trustee may vote the combined fractional shares of each type of Company Stock to the extent possible to reflect the direction of Participants or Beneficiaries with allocated fractional shares of Company Stock.  Subject to any countervailing fiduciary duties that may require the Trustee to exercise its independent fiduciary judgment to the contrary, the Trustee shall vote shares of Company Stock allocated to Accounts under the Plan for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of Company Stock with respect to which the Trustee received valid voting instructions.  Instructions to the Trustee shall be in such form and pursuant to such regulations as the Administrative Committee may prescribe.

13.02 Tendering Company Stock.

(a) The provisions of this Section 13.02 shall apply in the event any person (other than the Company), either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of Company Stock held by the Trustee hereunder (herein jointly and severally referred to as a “tender offer”.  As to any tender offer, each Participant (or Beneficiary in the event of the death of the Participant) shall have the right to determine whether shares held subject to the Plan will be tendered.

(b) A Trustee may not take any action in response to a tender offer except as otherwise provided in this Section 13.02.  Each Participant (or Beneficiary in the event of the death of the Participant) is, for all purposes of this Section 13.02, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the shares of Company Stock allocated to his Account, and he may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to such individual’s Account in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Section 13.02.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

(c) The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to the Participant’s or Beneficiary’s Account with respect to which it has received directions to do so.  The proceeds of a disposition directed by a Participant or Beneficiary from his Account under this Section 13.02 shall be allocated to such individual’s Account and be governed by the provisions of Section 13.02(e) or other applicable provisions of the Plan and/or the Trust Agreement.

(d) To the extent to which Participants and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to their Account, such individuals shall be deemed to have directed the Trustee that such shares remain invested in Company Stock subject to all provisions of the Plan.

(e) To the extent possible, the proceeds of a disposition of Company Stock in an individual’s Account pursuant to a tender offer as described in this Section 13.02 shall be reinvested by the Trustee in any substituted shares of Company Stock (or, if stock of an affiliated company is substituted, then in such substituted shares of the affiliated company) as expeditiously as possible in the exercise of the Trustee’s fiduciary responsibility.  In the event that Company Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for the Company Stock or for the proceeds of any disposition of Company Stock.  Pending the substitution of new employer securities or the termination of the Plan and trust, cash proceeds from the tender offer held in the trust fund shall be invested in short-term securities issued by the United States of America or any agency or instrumentality thereof.

ARTICLE XIV

AMENDMENT AND TERMINATION

14.01 Amendment.

(a) Subject to the terms of any applicable collective bargaining agreement, the Company may at any time, and from time to time, amend the Plan and such amendment shall be binding on all Participating Employers, Participants and Beneficiaries.

(b) Notwithstanding anything herein to the contrary, if an applicable vesting schedule is amended, a Participant who has completed three (3) Years of Service as of the expiration of the election period described below may elect to be subject to the vesting schedule in effect prior to the change in the vesting schedule.  Such election must be made during the period which begins on the date on which the amendment changing the vesting schedule is adopted and which ends on the latest of the following dates:

(1) the date which is sixty (60) days after the date on which the Plan amendment is adopted;

(2) the date which is sixty (60) days after the date on which the Plan becomes effective;

(3) the date which is sixty (60) days after the date the Participant is issued written notice of the Plan amendment by the Company; or

(4) such later date as may be specified by the Company.

The election provided for in this Section 14.01(b) shall be irrevocable when made.

14.02 Termination.

(a) The Plan is entirely voluntary on the part of the Company and other Participating Employers.  Subject to the terms of any applicable collective bargaining agreement, the Company reserves the right at any time to terminate the Plan, the Trust Agreement and the trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto.  To the extent required by law, in the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of the affected Participants shall automatically become nonforfeitable and, at the election of the Company, such amounts shall either (i) continue to be held in the trust fund until distributed as provided in Section 10.01 or (ii) to the extent permitted by law, be distributed to such Participants in the same manner as if their employment had been terminated.

(b) In the event of a complete termination of the Plan or the complete discontinuance of contributions, any forfeitures not previously applied in accordance with Section 7.04 shall be credited ratably to the Accounts of all Participants in proportion to the value of the Participants’ Accounts as of the date of termination or complete discontinuance of contributions.

14.03 Termination of an Employer’s Participation.  Without affecting the continuing participation in the Plan of the Company or any other Participating Employer, the Company, with or without cause, may terminate the participation of any Participating Employer in the Plan by written notice to such Participating Employer, and any Participating Employer may voluntarily terminate its participation in the Plan by written notice to the Company.  If any Participating Employer ceases to be a party to this Plan, the Administrative Committee shall cause to be determined that fraction of the Fund allocable to the then Employees of the terminating Participating Employer.  Within a reasonable period of time the Trustee shall set aside sufficient assets from the Fund to equal in value such fraction of the entire value of the Fund.  The Administrative Committee may direct the Trustee to (a) distribute such assets as if the Plan had been terminated on the date such former Participating Employer ceased to be a party to this

Plan, (b) deliver such assets to another plan trustee designated by such former Participating Employer, or (c) take whatever alternative action may be deemed appropriate under the circumstances.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.01 Nonalienation of Benefits.  Except (a) as may be required to comply with a qualified domestic relations order in accordance with Code Section 414(p); (b) on or after August 5, 1997, as may be permitted under Code Section 401(a)(13)(C); or (c) to the extent a Participant’s Account is used as security for a loan from the Plan, any benefit that may be or become payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefits shall be void; and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

If any person entitled to any benefit under the Plan shall become bankrupt or shall attempt to alienate, sell, transfer, assign, pledge, or encumber such benefit, such benefit shall, in the sole discretion of the Company, cease and terminate, and in that event the Company shall cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his Spouse, children or other dependents, or all or any of them, in such manner as the Company shall determine.

15.02 Benefits Paid Solely from the Trust Fund.  All benefits under the Plan are to be paid or provided solely from the trust fund and the Company nor any of the Participating Employers assumes no liability or responsibility therefor.

15.03 No Contract of Employment.  The Plan shall not be deemed to constitute a contract between any Participating Employer and any Participant or to be a consideration for, or an inducement for, the employment of any individual by any Participating Employer.  Nothing contained in the Plan shall be deemed to give any individual the right to be retained in the service of any Participating Employer or to interfere with the right of any Participating Employer to discharge or to terminate the service of any individual at any time without regard to the effect that such discharge or termination might have upon any rights that he might have under the Plan.

15.04 Incompetency.  If a Participant or any other person entitled to any payment under the Plan is unable to care for his affairs because of illness or accident or any other reason, any such payments due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Administrative Committee to the Spouse, child, parent or other blood relative or to any person deemed by the Administrative Committee to have incurred expenses for such Participant or other person entitled to payments under the Plan, and any such payment so made by the Administrative Committee shall be a complete discharge of the liabilities of the Plan therefor.

15.05 Missing Recipients.  If within three years after any benefit is payable under the Plan, the Administrative Committee is unable to make payment because the identity and/or whereabouts of the Participant (or Beneficiary) cannot be ascertained, notwithstanding the mailing of due notice to any last known address or addresses, the Administrative Committee shall direct that such benefit or distribution, and all further benefits or distributions with respect to him, shall be used to reduce future contributions by Participating Employers.  Such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant (or Beneficiary) prior to the termination of the Plan.  Benefits restored under this Section 15.05 shall be made first from forfeitures arising under this Section; and, if such forfeitures are insufficient, from additional contributions by Participating Employers made in order to restore such benefits.

15.06 Mergers, Consolidations and Transfers of Plan Assets

(a) In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant shall (if such other plan were then to terminate) be entitled to receive a benefit immediately after such merger, consolidation or transfer that shall be at least equal to the benefit that he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

(b) Each Participant who is defined as a Transferred Employee under Article IX of the Asset Purchase Agreement by and between Olin Corporation and the Arco Chemical Company, dated as of October 9, 1996 (the “Agreement”), may elect to transfer such Participant’s entire account balance (including any Participant loan, but subject to any applicable qualified domestic relations order) to the Section 401(k) savings plan sponsored by Arco covering such employees, provided, however, with the exception of any account receivable in the form of a Participant loan, the account balance will be transferred in cash, and not in kind.

(c) Each Participant who immediately prior to the effective date of the Primex Spin-off was an employee of the Company and whose employment is transferred directly to Primex shall have a one-time right to elect to transfer such Participant’s vested account balance to the Section 401(k) savings plan established and maintained by Primex for the benefit of its employees (the “Prime Plan”).  This elective transfer option is intended to and shall comply with the provisions of Treas. Reg. Section 1.411(d)-4, Q&A-3(b).  The election to transfer shall be entirely voluntary, but the amount transferred must equal the Participant’s entire non-forfeitable accrued benefit under the Plan.  After the transfer, the Participant’s account balance under the Prime Plan will be fully vested and non-forfeitable.  Participants who do not elect to transfer their account balances to the Prime Plan, shall continue to participate in this Plan in accordance with its terms.

15.07 Claim Procedures.  The provisions of this Section 15.07 shall be effective for claims filed on or after January 1, 2002.  In order to receive any distribution or other benefits under the Plan, a Participant or Beneficiary must complete the appropriate benefit application procedure prescribed by the Administrative Committee.  If a claim for benefits is denied in whole or in part by the Administrative Committee, the claimant shall be given written notice thereof within ninety (90) days following receipt of the claim by the Plan.  The Administrative Committee determines that an extension is necessary, it shall notify the claimant of the results for the extension before the end of the initial ninety (90) day period.  The extended period may not exceed one hundred eighty (180) days after the date of the filing of the claim.

A notice of adverse benefit determination must be in written or electronic form.  Such notice shall set forth, in a manner calculated to be understood by the claimant:

(a) the reasons for denial of the claim;

(b) a reference to the particular provisions of the Plan on which denial of the claim is based;

(c) a statement as to any additional facts or information necessary to perfect the claim and an explanation as to why the same is required; and

(d) a description of the Plan’s procedures hereinafter set forth for review of the denial of the claim, and a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

If a claim for benefits relates to benefits because of disability under the Plan, and the claim is denied in whole or in part by the Administrative Committee, the claimant shall be given written notice thereof within forty-five (45) days following receipt of the claim by the Plan.  This period may be extended by the Administrative Committee for up to thirty (30) days, provided that the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial forty-five (45) day period, of the reasons for the extension.  If, prior to the end of the first thirty (30) day extension period, the Administrative Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Administrative Committee notifies the claimant, prior to the expiration of the first thirty (30) day extension period, of the reasons for the extension.  A notice of extension under this paragraph shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information (the period for making the benefit determination shall be toned from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information).

Every person whose claim for benefits under the Plan is denied in whole or in part by the Administrative Committee shall have the right to request a review of such denial.  Such review shall be granted upon written request therefor filed by the claimant with the Administrative Committee within sixty (60) days following receipt of the notice of the denial (within one hundred and eighty (180) days for disability benefit claims).  Such review shall be conducted by the Administrative Committee (or another committee to be designated by the Company).  For any review by the Administrative Committee, the claimant, in person or by duly authorized representative, may submit written comments, documents, records and other information related to the benefit claim on appeal.  The claimant shall be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim.  The review on appeal will consider all comments, documents, records and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.

The Administrative Committee shall decide the matter with reasonable promptness and in any event within sixty (60) days (forty-five (45) days for disability benefit claims) after receipt of the appeal.  If Administrative Committee determines that an extension is necessary, the Administrative Committee shall notify the claimant of the reasons for the extension before the end of such initial period.  The extended period may not exceed one hundred and twenty (120) days (ninety (90) days if the claim relates to disability benefits) following receipt of a request for review.  Its decision shall be in written or electronic form, and, in the event of an adverse benefit determination, shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reasons for the decision, (ii) the provisions of the Plan on which the determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim; and (iv) a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a).

15.08 Cooperation of Participants.  In order to receive any benefits under the Plan, a Participant (or Beneficiary) must furnish to the Administrative Committee such information as it may request for purposes of the proper administration of the Plan.

15.09 Applicable Law.  All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of Connecticut, to the extent such laws are not preempted by ERISA.

15.10 Gender and Number.  In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.

15.11 Headings.  The headings of Articles and Sections are included solely for convenience of reference and shall have no effect upon the meaning of the provisions hereof.

15.12 Veterans’ Rights Upon Re-Employment.  Notwithstanding any provision of this plan to the contrary, effective for reemployments commencing on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

IN WITNESS WHEREOF, this plan document has been executed by a duly authorized officer of the Company effective as of December 1, 2003.

OLIN CORPORATION
Witness:
_________________________________________	By _______________________________________
_________________________________________	Its Sr. Vice President, Corporate Affairs

APPENDIX A-1

TOP HEAVY PROVISIONS

The following special provisions shall apply to determine if the Plan is a Top Heavy Plan in accordance with Code Section 416 and any special rules that will apply based on such status.  In the event that the provisions contained in this Appendix A-1 are inconsistent with the terms contained in the remainder of the Plan, the provisions contained in this Appendix A-1 shall take precedence.

ARTICLE I

Definitions

Aggregation Group:	All plans maintained by an Affiliated Company that are qualified under the Code; provided that each such plan satisfies at least one of the following requirements:
(a) one or more Key Employees are Participants;
(b) the plan enables any plan in which a Key Employee is a Participant to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code; or

(c) such plan has been designated as a part of the Aggregation Group, provided that the resulting Aggregation Group meets the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code.

Determination Date: Key Employee:
With respect to any Plan Year, the last day of the preceding Plan Year.
“Key Employee” shall mean any employee or former employee of the Company or of any Affiliated Company (and any beneficiary of such an employee) who at any time during the five (5) plan years ending on the determination date for the Plan Year in question (as defined under “Top-Heavy” in this Glossary) was:

(a) with respect to Plan Years prior to January 1,2002, an officer of the Company or of any Affiliated Company, provided, however, that for Plan Years beginning after December 31, 1983 only officers having an Annual Compensation greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Plan Year ends shall be included, and further provided that no more than fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of the employees of the Company and the Affiliated Companies) shall be treated as officers;

(b) with respect to Plan Years prior to January 1,2002, one of the ten (10) employees having Annual Compensation of more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (1/2%) interest and one of the ten largest percentage interests in the Company and Affiliated Companies (if two employees have the same interest in an employer, the employee having greater annual compensation shall be treated as having a larger interest);

(c) a person who, without application of the aggregation rules of subsections (b), (c) and (m) of Section 414(b) of the Code, owned (or was considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock (or in the case of an unincorporated business, of the capital or profits interest) of the Company or Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of the Company or Affiliated Company; or

(d) a person who had Annual Compensation from the Company and/or Affiliated Companies of more than one hundred fifty thousand dollars ($150,000) and who, without application of the aggregation rules of subsections (b), (c) and (m) of Section 414(b) of the Code, owned (or was considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock (or in the case of an unincorporated business, of the capital or profits interest) of the Company or Affiliated Company or stock possessing more than one percent (1%) of the total combined voting power of all of the stock of the Company or Affiliated Company.

For Plan Years commencing on or after January 1, 2002, “Key Employee” shall mean any Employee or former Employee of the Company or of any Affiliated Company (and any Beneficiary of such an Employee) who at any time during the Plan Year that includes the determination date (as defined under “Top-Heavy” in this Glossary) was an officer of the Company or any Affiliated Company having Annual Compensation greater than $13 0,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

Top Heavy Plan:	The Plan, if it is included in the Aggregation Group, and as of the Determination Date for such Plan Year, the sum of:
(a) the aggregate values of the Accounts for all Key Employees under the Plan; and

(b) the aggregate account values and the aggregate present values of accrued benefits (excluding amounts attributable to unrelated rollover contributions) for all Key Employees under all other plans in the Aggregation Group, exceeds 60 percent of all such aggregate values for all individuals under all plans in the Aggregation Group.  In determining the value of any individual’s account or the present value of his accrued benefits:

(i) Generally, any accrued benefit transferred or distributed in the five (5) year period ending on a plan’s determination date: (except any such accrued benefit otherwise included in the present value of accrued benefits on the determination date) shall be added back and included in the plan’s present value of accrued benefits as of the determination date; provided, however, that for Plan Years commencing on or after January 1,2002, in the case of a distribution made due to separation from service, death or disability only, this provision shall apply by substituting “one (1) year period” for “five (5) year period:”;

(ii) the present value of his accrued benefit under a defined benefit plan shall be determined by using a five percent interest rate assumption and the mortality table used to determine a benefit that is the actuarial equivalent of another benefit under such plan; and

(iii) the accrued benefit of a non key employee under a defined benefit plan shall be (A) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by any Affiliated Company, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.  The value of the account balances or accrued benefit of Participants who have not performed or received credit for any services for any employer maintaining the plan (other than benefits under the plan) at any time during the five (5) year period ending on the plan’s determination date shall be disregarded.  For Plan Years beginning on or after January 1, 2002, the value of the account balances or accrued benefit of all Participants in a plan who have not performed or received credit for any services for any employer maintaining the plan (other than benefits under the Plan) at any time during the one (1) year period ending on the plan’s determination date shall be disregarded.

Top Heavy Plan Year:	A Plan Year in which the Plan is a Top Heavy Plan.

ARTICLE II

Vesting Requirements

In any Top Heavy Plan Year, the Account of each Participant shall be fully vested and nonforfeitable if he has credit for three Years of Service.  In the event the Plan ceases to be a Top Heavy Plan for any Plan Year subsequent to a Top Heavy Plan Year, the Account of any individual that has become fully vested in accordance with the preceding sentence shall remain fully vested.

ARTICLE III

Minimum Allocation

Each Eligible Employee who on the last day of any Top Heavy Plan Year (a) is not a Key Employee and (b) does not participate in a defined benefit plan maintained by an Affiliated Company that provides that the minimum benefit requirements applicable to Top Heavy Plans will be satisfied in such other plan shall receive a minimum allocation of employer contributions pursuant to Sections 5.03 and 5.04 for such Plan Year equal to a percentage of his total pay as defined in Code Section 415(c)(3) (up to the maximum amount that may be taken into account, as adjusted from time to time by the Secretary of the Treasury) received in such Plan Year.  Such percentage shall be equal to the lesser of three percent or the highest percentage at which employer contributions are allocated to the Account of any Key Employee for such Plan Year (when expressed as a percentage of such Key Employee’s total pay, up to the maximum amount that may be taken into account, as adjusted).

Tax Deterred Contributions made on behalf of Non-Key Employees may not be taken into account in satisfying the top-heavy minimum contribution requirements.  Prior to Plan Years commencing on and after January 1, 2002, if Matching Contributions are taken into account for such Employees for the purposes of satisfying the minimum top-heavy contribution requirement of this Section, they may not be taken into account for purposes of the average contribution percentage tests of Section 401(m), but instead must meet the nondiscrimination tests of Code Section 401(a)(4) without regard to Code Section 401(m).  Effective for Plan Years commencing on or after January 1, 2002, Matching Contributions shall be taken into account for purposes of satisfying the minimum top-heavy contribution requirements of section 416(c)(2) of the Code and the Plan.  Matching Contributions that are used to satisfy the minimum top-heavy contribution requirements shall be treated as Matching Contributions for the purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE IV

Dual Plan Limit

For any Top Heavy Plan Year, the denominator of the defined contribution and defined benefit plan fractions described in Code Sections 415(e)(2)(B) and 3(B) shall be calculated by using a factor of 1.0 rather than 1.25.

APPENDIX A-2

INTERNAL REVENUE CODE REQUIREMENTS

FOR CALCULATION AND PAYMENT OF BENEFITS

Section 1.  General Rules

1.1.  Effective Date.  The provisions of this Exhibit will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as to be required minimum distributions made after the adoption of this restated Plan.

1.2.  Coordination with Minimum Distribution Requirements Previously in Effect.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Exhibit equals or exceeds the required minimum distributions determined under this Exhibit, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Exhibit is less than the amount determined under this Exhibit, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Exhibit.

1.3.  Precedence.  The requirements of this Exhibit will take precedence over any inconsistent provisions of the Plan.

1.4.  Requirements of Treasury Regulations Incorporated.  All distributions required under this Exhibit will be determined and made in accordance with the Treasury regulations under section 401 (a)(9) of the Code.  With respect to distributions made for calendar years on or after January 1, 2003, distributions will be determined in accordance with the final and temporary regulations issued under Code Section 401(a)(9) on April 17, 2002, notwithstanding any provision of the Plan to the contrary.

1.5.  TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Exhibit, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to no later than the section 242(b )(2) of TEFRA.

Section 2.  Time and Manner of Distribution.

2.1.  Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, at the Participant’s Required Beginning Date.

2.2.  Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 2.2(e) of this Exhibit, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section 2.2(e) of this Exhibit, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2 will apply as if the surviving spouse were the Participant, but the time by which distributions must begin will be determined without regard to Section 2.2(a).

(e) Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.  Notwithstanding 2.2(a) and (b) above, the Company elects to adopt the following optional provisions.

(1) distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Subsection 2.2(a) or (b) above and Section 5.02B below, but, if such distribution does not begin by the date specified, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this rule will apply as if the surviving spouse were the Participant.

(2) Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.  Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in Sections 2.2 and 4.2 of this Exhibit applies to distributions after the death of a Participant who has a Designated Beneficiary.  The: election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsection 2.2(e)(1).

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to be given to the surviving spouse under section 2.2(a).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3.  Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with sections 3 and 4 of this Exhibit.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3.  Required Minimum Distributions During Participant’s Lifetime

3.1.  Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(b) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

3.2.  Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Section 4.  Required Minimum Distributions After Participant’s Death

4.1.  Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death. reduced by one for each subsequent year.

(2) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death,. reduced by one for each subsequent year.

4.2.  Death Before Date Distributions Begin.

(c) Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the  quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in section 4.1.

(d) No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.  Definitions  The following definitions shall supersede any conflicting definitions in the Glossary of the Plan.

5.1.  Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 6.04 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401 (a)(9)-1, Q&A-4, of the Treasury regulations.

5.2.  Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under section 2.2.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

5.3.  Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4.  Participant’s Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5.  Required Beginning Date.  The date specified in the definition of Required Beginning Date in the Glossary of the Plan.

Benefit Plan Review Committee

Amendments to the Olin Employee Pension Plan (“Pension Plan”), GOCO Pension Plan, and
Contributing Employee Ownership Plan (“CEOP”)

The undersigned, being all the members of the Benefit Plan Review Committee, hereby consent to the adoption of the following amendments:

1.  Appendix J-8 of the Pension Plan:  Cuba

Section (c) of Appendix J-8 of the Pension Plan:  Cuba is hereby amended by changing the last line of  the table in that section to read “Retirements Effective on or after January 1, 2004 but before January 1, 2005”.  Such section is further amended by adding the following to the table:

Retirements Effective Date                                                                                     Group 1                      Group 2
On or after 1/1/2005                                                                                   $258                                  $294

2.  The Pension Plan and the GOCO Pension Plan are hereby amended by adding a new Section, 4.6 at the end Article IV, that reads as follows:

“4.6                      No Retroactive Annuity Starting Dates.  Notwithstanding any other provision of the Plan, retroactive annuity starting dates, as described in Treasury Regulation Section 1.417(e)-1(b)(3) are not permitted under the Plan.  The Committee, in its sole discretion and in a uniform and nondiscriminatory manner, shall cause appropriate actuarial adjustments to be made to a Participant’s Retirement Allowance to reflect any delay in the commencement of the payment of a Participant’s Retirement Allowance.”

3.  Section 7.02 of the CEOP is amended by adding a new subsection, (f), reading as follows:

“(f)  The Company Contribution Account of each Participant who immediately prior to the effective date of the sale of Olin Aegis to HCC Industries (“HCC”) was an employee of the Company and whose employment is either transferred directly to HCC or terminated in connection with the sale of Aegis, shall be fully vested and non-forfeitable as of the effective date of sale of Aegis.

4.  Section 9.06 of the CEOP is hereby amended by the addition of a new sentence at the end thereof, effective as of the closing date of the sale of the assets of Aegis, to read as follows:

“Notwithstanding any provision of the Plan to the contrary, an Eligible Borrower who (a) terminated employment with the Company or an Affiliated Company and became employed by HCC Industries Inc. (“HCC”) in connection with the Company’s sale of the assets of Olin Aegis, Inc. (b) has an outstanding loan from the Plan as of the date of his or her termination of employment with the Company or an Affiliated Company, and (c) does not withdraw any portion of his or her vested Account, shall be permitted to continue repayment of such Plan loan during his or her period of continuous service with HCC through automatic payroll deduction taken by HCC and remitted to the Company or an Affiliated Company in accordance with such procedures as may be established by the Company and HCC from time to time.”

Date:  June 30, 2004

/s/ S. E. Doughty
S. E. Doughty

/s/ P. C. Kosche
P.  C. Kosche

/s/ G. H. Pain
G. H. Pain

/s/ J. M. Pierpont
J. M. Pierpont

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to provide employer contributions for certain employee populations that were hired on or after January 1, 2005.  Additionally, for salaried employees (and for certain hourly non-collectively bargained employees starting in 2006), the Company desires to amend the Plan to provide a performance matching contribution based on the Company’s reported annual earnings per share.  Finally, the Company desires to amend the Plan to reduce the involuntary small amount lump sum threshold to $1,000.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of January 1, 2005 (or such other date as otherwise provided herein), the Committee consents to the amendment of the Plan in the following manner:

1.	Article I is amended by adding the following definitions:

“Retirement Contributions” shall mean those contributions made by the applicable Participating Employer on behalf of certain eligible Employees under Section 3.04(e) of the Plan, which are allocated to the Retirement Contribution Accounts of such eligible Employees in accordance with the formula contained in Section 5.07 of the Plan.

“Retirement Contribution Account” shall mean with respect to an eligible Participant described in Section 5.07, that portion of his Account attributable to Retirement Contributions.

2.	The “Company Contributions” definition of Article I is amended by adding “Retirement Contributions,” after “Performance Matching Contributions,”.

3.	Section 3.04 is amended by deleting the first sentence thereof.

4.	Section 3.04(a)(ii) is amended by replacing (i) “and 5.04(a)” with “, 5.04(a) and 5.04(b)” and (ii) “its Active Participants” with “its eligible Active Participants”.

5.	Section 3.04 is amended by adding the following paragraph (e):

“(e) Retirement Contributions.  Each Participating Employer shall contribute an amount sufficient to provide the allocations described in Section 5.07 with respect to its eligible Participants.  These Retirement Contributions shall be allocated to such eligible Participants in accordance with the formula set forth in Section 5.07, regardless of whether they contribute Tax Deferred Contributions or Taxed Contributions under the Plan.  Such contributions shall be made in cash, provided, however, that the Company may still make such contribution in Company Stock for those Participants who elect to invest in the Olin Common Stock Fund.”

6.	Section 5.03(a)(1) is amended by replacing the last sentence of the second paragraph with the following:

“Notwithstanding anything in the Plan to the contrary, no Matching Contributions shall be provided with respect to (i) salaried Employees on and after January 1,2003, and (ii) hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006.”

7.	Section 5.04 is amended to read as follows:

“5.04  Performance Matching Contributions.

(a) EVA Based Performance Matching Contributions.

Following the end of each Plan Year, each Participating Employer shall allocate to eligible Active Participants of that Participating Employer from contributions sufficient to provide each Participant who is employed by a Participating Employer or Affiliated Company on the last day of the preceding Plan Year with a Performance Matching Contribution equal to an additional 5% of such Participant’s matched Tax Deferred Contributions and matched Taxed Contributions for the preceding Plan Year, other than those contributions that are already matched at a 100% rate, for each ten million dollar increment of EVA for such year or period, up to a maximum EVA amount of $200 million, as shown in the schedule below.

*EVA DOLLARS	PERFORMANCE MATCH % OF* PARTIC. CONTRIB.	*EVA DOLLARS	PERFORMANCE MATCH % OF PARTIC. CONTRIB.
$0	0%	$100,000,001-$110,000,000	55%
At least $ 1-$10,000,000	5%	$110,000,001-$120,000,000	60%
$10,000,001-$20,000,000	10%	$120,000,001-$130,000,000	65%
20,000,001-$30,000,000	15%	$130,000,001-$140,000,000	70%
$30,000,001-$40,000,000	20%	140,000,001-$150,000,000	75%
$40,000,001-$50,000,000	25%	$150,000,001-$160,000,000	80%
$50,000,001-$60,000,000	30%	$160,000,001-$170,000,000	85%
$60,000,001-$70,000,000	35%	$170,000,001-$180,000,000	90%
$70,000,001-$80,000,000	40%	$180,000,001-$190,000,000	95%
$80,000,00l-$90,000,000	45%	$190,000,001-$200,000,000	100%
$90,000,001-$100,000,000	50%

No Performance Match Contributions will be made under this Section 5.04(a) if the EVA dollar amount is less than $1.  For purposes of this Section 5.04(a), the applicable dollar amount of EVA shall be determined by the Company in its sole discretion from time to time.  The Company may elect to provide a different rate of Performance Matching Contribution or no Performance Matching Contribution or to provide a Performance Matching Contribution based on a standard other than the Company’s EVA for all or any group of Active Participants.

Notwithstanding anything in the Plan to the contrary, the Performance Matching Contributions described in this Section 5.04(a) shall not be provided with respect to:

(1)	collectively bargained Employees of Monarch and its affiliates from and after the date of the acquisition of Monarch and its affiliates by the Company;

(2)	salaried Employees on and after January 1,2003; or

(3)	hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006.

(b) EPS Based Performance Matching Contributions.

The Performance Matching Contributions described in this Section 5.04(b) shall be provided only with respect to (i) salaried Employees on and after January 1,2005 and (ii) hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006.

Following the end of each Plan Year, each Participating Employer shall allocate to eligible Active Participants of that Participating Employer from contributions sufficient to provide each Participant who is employed by a Participating Employer or Affiliated Company during the preceding Plan Year with a Performance Matching Contribution equal to a certain percentage of such Participant’s Tax Deferred Contributions and Taxed Contributions for the preceding Plan Year; provided, however, that the total amount of such contributions used to determine the amount of such Performance Matching Contribution may not exceed 6% of the Participant’s Compensation for such Plan Year.  The Performance Matching Contribution percentage shall be determined based on the Company’s reported annual earnings per share on Company Stock for such Plan Year, as shown in the schedule below:

      Reported                                                                             Performance Match on
Earnings Per Share                                                                First 6% of Compensation
   Less than $.00                                                                                       0%
      $.00 - $.49                                                                                           25%
      $.50 - $.99                                                                                           50%
   $1.00 or more                                                                                        75%

For purposes of this Section 5.04(b), the applicable reported annual earnings per share shall be determined by the Company in its sole discretion.  Such earnings per share determination may take into account any reduction for a potential contribution under this Section 5.04.  The Company may elect to provide a different rate of Performance Matching Contribution or no Performance Matching Contribution or to provide a Performance Matching Contribution based on a standard other than the Company’s reported annual earnings per share on Company Stock for all or any group of Active Participants.

(c)  Miscellaneous.

In the event that a Participant’s matched Tax Deferred Contributions or Taxed Contributions are distributed or returned to the Participant pursuant to Sections 3.01, 3.02, 3.05 or 3.07, an amount equal to the Current Market Value of the related Performance Matching Contribution (and earnings thereon) shall be forfeited by such Participant.

The Performance Matching Contribution shall be invested in the same manner as directed by the Participant with respect to his Tax Deferred Contribution Account, or in the same manner as directed by the Participant with respect to his Taxed Contribution Account, in the event he is not making contributions to a Tax Deferred Contribution Account.

In no event will any Tax Deferred Contributions or Taxed Contributions be matched at greater than a 100% rate.  Participants shall not be permitted to receive a Performance Match Contribution under both paragraphs (a) and (b) for any Plan Year.”

8.	Article V is amended by adding the following Section 5.07:

“5.07                     Retirement Contributions.

The Retirement Contributions described in this Section 5.07 shall be provided only with respect to (i) salaried Employees hired on and after January 1,2005, (ii) hourly non-collectively bargained Employees in the Chlor Alkali division hired on or after January 1, 2005, and (iii) hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division hired on or after January 1, 2005.

The Retirement Contributions made under this Section 5.07 shall be allocated to the Retirement Contribution Accounts of eligible Active Participants following the end of each Plan Year with respect to which a contribution is made, in an amount equal to:  (i) 5% of their Compensation with respect to eligible salaried Employees or eligible hourly non-collectively bargained Employees in the Chlor Alkali division, and (ii) 3% of their Compensation with respect to eligible hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division.

The amounts allocated to eligible Active Participants’ Retirement Contribution Accounts pursuant to this Section shall be invested in the same manner and percentages as the Participant’s other Participant-Directed Investments or, if the Participant has no other Participant Directed Investments, then in accordance with the Participant’s investment election with respect to his Retirement Contribution Account balance.  Participants’ Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability or retirement and are not available for withdrawal or in-service distribution.”

9.	Section 6.03(b) is amended by replacing “Section 3.05” with “Section 3.04”.

10.	Section 8.01(e) is amended by replacing “or Monarch Retirement Contribution Account” with “, Monarch Retirement Contribution Account, or Retirement Contribution Account”.

11.         Effective as of March 28, 2005, Section 10.01(a) is amended by replacing “$5,000 (or such other amount as provided under Code Section 411(a)(11)) ($3,500 for Plan Years commencing prior to August 5, 1997)” with “$1,000”.

12.	Section 10.01(a) is amended by deleting the last sentence thereof.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of January 1, 2005.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to reflect changes in employer matching and retirement contributions for certain employee populations.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of January 1, 2006 (or such date specified herein for a particular item), the Committee consents to the amendment of the Plan in the following manner:

1.	Section 5.03(a)(1) is amended by adding the following to the end of the first paragraph:

“Notwithstanding the foregoing, with respect to the collectively bargained Employees in the Chlor Alkali division for the 2005 Plan Year, eligible Active Participants at such division shall be provided a Matching Contribution equal to 75% of such Participant’s Tax Deferred Contributions and Taxed Contributions for such Plan Year; provided, however, that the total amount of such contributions used to determine the amount of such Matching Contribution may not exceed 6% of the Participant’s Compensation for such Plan Year.  Notwithstanding the foregoing, with respect to the collectively bargained Employees at the East Alton, Illinois facility, effective as of January 1, 2006, eligible Active Participants at such facility shall be provided a Matching Contribution equal to (i) 100% of the amount contributed on behalf of or by the Participant as a Tax Deferred Contribution or Taxed Contribution for such contributions up to 3% of such Participant’s Compensation, and (ii) 50% of the amount contributed on behalf of or by the Participant as a Tax Deferred Contribution or Taxed Contribution for such contributions in excess of 3%, and up to 6%, of such Participant’s Compensation.”

2.	Section 5.03(a)(1) is amended by revising the last sentence of the second paragraph to read as follows:

“Notwithstanding anything in the Plan to the contrary, no Matching Contributions shall be provided with respect to (i) salaried Employees on and after January 1,2003, (ii) hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006, and (iii) collectively bargained Employees in the Chlor Alkali division on or after February 1, 2006.”

3.	Section 5.04 is amended to read as follows:

“5.04  Performance Matching Contributions.

(a) EVA Based Performance Matching Contributions.

Following the end of each Plan Year, each Participating Employer shall allocate to eligible Active Participants of that Participating Employer from contributions sufficient to provide each Participant who is employed by a Participating Employer or Affiliated Company on the last day of the preceding Plan Year with a Performance Matching Contribution equal to an additional 5% of such Participant’s matched Tax Deferred Contributions and matched Taxed Contributions for the preceding Plan Year (or, if applicable, portion of the Plan Year in which a population was eligible to participate under this Section 5.04(a)), other than those contributions that are already matched at a 100% rate, for each ten million dollar increment of EVA for such year or period, up to a maximum EVA amount of $200 million, as shown in the schedule below.

*EVA DOLLARS	PERFORMANCE MATCH % OF* PARTIC. CONTRIB.	*EVA DOLLARS	PERFORMANCE MATCH % OF PARTIC. CONTRIB.
$0	0%	$100,000,001-$110,000,000	55%
At least $ 1-$10,000,000	5%	$110,000,001-$120,000,000	60%
$10,000,001-$20,000,000	10%	$120,000,001-$130,000,000	65%
20,000,001-$30,000,000	15%	$130,000,001-$140,000,000	70%
$30,000,001-$40,000,000	20%	140,000,001-$150,000,000	75%
$40,000,001-$50,000,000	25%	$150,000,001-$160,000,000	80%
$50,000,001-$60,000,000	30%	$160,000,001-$170,000,000	85%
$60,000,001-$70,000,000	35%	$170,000,001-$180,000,000	90%
$70,000,001-$80,000,000	40%	$180,000,001-$190,000,000	95%
$80,000,00l-$90,000,000	45%	$190,000,001-$200,000,000	100%
$90,000,001-$100,000,000	50%

No Performance Match Contributions will be made under this Section 5.04(a) if the EVA dollar amount is less than $1.  For purposes of this Section 5.04(a), the applicable dollar amount of EVA shall be determined by the Company in its sole discretion from time to time.  The Company may elect to provide a different rate of Performance Matching Contribution or no Performance Matching Contribution or to provide a Performance Matching Contribution based on a standard other than the Company’s EVA for all or any group of Active Participants.

Notwithstanding anything in the Plan to the contrary, the Performance Matching Contributions described in this Section 5.04(a) shall not be provided with respect to:

(1)	collectively bargained Employees of Monarch and its affiliates from and after the date of the acquisition of Monarch and its affiliates by the Company;

(2)	salaried Employees on and after January 1, 2003;

(3)	hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006; and

(4)	collectively bargained Employees in the Chlor Alkali division on or after February 1, 2006.

(b) EPS Based Performance Matching Contributions.

The Performance Matching Contributions described in this Section 5.04(b) shall be provided only with respect to (i) salaried Employees on and after January 1,2005, (ii) hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006, and (iii) collectively bargained Employees in the Chlor Alkali division on or after February 1, 2006.

Following the end of each Plan Year, each Participating Employer shall allocate to eligible Active Participants of that Participating Employer from contributions sufficient to provide each Participant who is employed by a Participating Employer or Affiliated Company during the preceding Plan Year with a Performance Matching Contribution equal to a certain percentage of such Participant’s Tax Deferred Contributions and Taxed Contributions for the preceding Plan Year (or, if applicable, portion of the Plan Year in which a population was eligible to participate under this Section 5.04(b)); provided, however, that the total amount of such contributions used to determine the amount of such Performance Matching Contribution may not exceed 6% of the Participant’s Compensation for such Plan Year (or, if applicable, portion of the Plan Year in which a population was eligible to participate under this Section 5.04(b)).  The Performance Matching Contribution percentage shall be determined based on the Company’s reported annual earnings per share on Company Stock for such Plan Year, as shown in the schedule below:

      Reported                                                                             Performance Match on
Earnings Per Share                                                                 First 6% of Compensation
   Less than $.00                                                                                       0%
      $.00 - $.49                                                                                           25%
      $.50 - $.99                                                                                           50%
   $1.00 or more                                                                                        75%

For purposes of this Section 5.04(b), the applicable reported annual earnings per share shall be determined by the Company in its sole discretion.  Such earnings per share determination may take into account any reduction for a potential contribution under this Section 5.04.  The Company may elect to provide a different rate of Performance Matching Contribution or no Performance Matching Contribution or to provide a Performance Matching Contribution based on a standard other than the Company’s reported annual earnings per share on Company Stock for all or any group of Active Participants.

(c)  Miscellaneous.

In the event that a Participant’s matched Tax Deferred Contributions or Taxed Contributions are distributed or returned to the Participant pursuant to Sections 3.01, 3.02, 3.05 or 3.07, an amount equal to the Current Market Value of the related Performance Matching Contribution (and earnings thereon) shall be forfeited by such Participant.

The Performance Matching Contribution shall be invested in the same manner as directed by the Participant with respect to his Tax Deferred Contribution Account, or in the same manner as directed by the Participant with respect to his Taxed Contribution Account, in the event he is not making contributions to a Tax Deferred Contribution Account.

In no event will any Tax Deferred Contributions or Taxed Contributions be matched at greater than a 100% rate.  Participants shall not be permitted to receive a Performance Match Contribution under both paragraphs (a) and (b) for any Plan Year.”

4.	Section 5.07 is amended to read as follows:

“5.07                     Retirement Contributions.

(a) The Retirement Contributions described in this Section 5.07(a) shall be provided only with respect to:

(i) salaried Employees hired on and after January 1,2005;

(ii) hourly non-collectively bargained Employees in the Chlor Alkali division hired on or after January 1, 2005;

(iii) hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division hired on or after January 1, 2005;

(iv) collectively bargained Employees at the East Alton, Illinois facility hired on or after January 1, 2006;

(v) hourly Employees at the Waterbury, Connecticut (Somers) facility hired on or after January 1, 2006; and

(vi) hourly Employees at the facility previously operated as a joint venture with E.I. du Pont de Nemours and Company at Niagara Falls, New York (referred to as the Niagara Falls/Niachlor facility) hired on or after March 15, 2006.

The Retirement Contributions made under this Section 5.07(a) shall be allocated to the Retirement Contribution Accounts of eligible Active Participants following the end of each Plan Year (or, at the Company’s discretion, during such Plan Year at such time or times as the Company determines to be administratively feasible) with respect to which a contribution is made, in an amount equal to 5% of their Compensation, provided, however, that with respect to eligible hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division, such percentage shall be 3%.

(b)  Effective as of January 1, 2006, the Retirement Contributions described in this Section 5.07(b) shall be provided only with respect to hourly non-collectively bargained Employees working at one of the following facilities:
-Allentown, Pennsylvania (f/k/a A.J. Oster Co.);
-Warwick, Rhode Island (f/k/a A.J. Oster Co.);
-Yorba Linda, California (f/k/a A.J. Oster West);
-Carol Stream, Illinois (f/k/a A.J. Oster Co.);
-Watertown, Connecticut (f/k/a A.J. Oster Co.); and
-Alliance, Ohio (f/k/a A.J. Oster Foils).

The Retirement Contributions made under this Section 5.07(b) shall be allocated during such Plan Year in quarterly installments (or at such other time or times as the Company determines to be administratively feasible) to the Retirement Contribution Accounts of eligible Active Participants for each Plan Year with respect to which a contribution is made, in an annual amount equal to (x) the Age Contribution plus the Service Contribution, times (y) the Age Points plus the Service Points.  For these purposes, “Age Contribution”, “Service Contribution”, “Age Points” and “Service Points” shall be determined for each eligible Active Participant based on the following tables:

Age	Age Contribution	Age Points
Under 31	25	1
31-40	50	2
41-50	75	3
51-55	100	4
56-60	125	6
Over 60	150	8

Service	Service Contribution	Service Points
Under 6	25	1
6-10	50	3
11-15	75	5
16-20	100	6
21-25	125	7
Over 25	150	8

The determination of age and service for the above tables shall be subject to the following:

(i) age and service shall be determined as of the last day of the prior Plan Year;

(ii) service shall refer to Years of Service; and

(iii) age and service shall be rounded down to the nearest whole number.

(c)  Collectively bargained Employees at the East Alton, Illinois facility hired before January 1, 2006 who are active participants in the Olin Corporation Employees Pension Plan under such plan’s Appendix J-9 shall have the opportunity during 2006 (in the form and manner determined by the Administrative Committee or its designee) to elect, effective as of December 31, 2006 to (i) continue accruing benefits under the Olin Corporation Employees Pension Plan in accordance with the terms of such plan’s Appendix J-9 (as amended from time to time), or (ii) cease accruing benefits under the Olin Corporation Employees Pension Plan and instead be eligible to receive a certain retirement contribution under the Plan in accordance with the terms (as amended from time to time) hereunder.  Such collectively bargained Employees electing option (ii) of the preceding sentence shall be known herein as “Electing CEOP Participants”.

Effective as of January 1, 2007, the Retirement Contributions described in this Section 5.07(c) shall be provided only with respect to Electing CEOP Participants.  The Retirement Contributions made under this Section 5.07(c) shall be allocated during a Plan Year (beginning with the 2007 Plan Year) on a pay period basis (or at such other time or times as the Company determines to be administratively feasible) to the Retirement Contribution Accounts of eligible Active Participants with respect to which a contribution is made, in an annual amount equal to a certain percentage of the Participant’s Compensation.  Such percentage shall equal the sum of (i) 5%, (ii) the “service based percentage” as determined in accordance with the table below, and (iii) 2% if such Participant was at least age 50 as of January 1, 2007.

Service	Service Based Percentage
Under 15	0%
15-19	1%
20-24	3%
25 or more	5%

The determination of service for the above tables shall be subject to the following:

(i) service shall be determined as of the last day of the prior Plan Year;

(ii) service shall refer to Years of Service; and

(iii) service shall be rounded down to the nearest whole number.

 (d) The amounts allocated to eligible Active Participants’ Retirement Contribution Accounts pursuant to this Section 5.07 shall be invested in the same manner and percentages as the Participant’s other Participant-Directed Investments.  Participants’ Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability or retirement and are not available for loans or in-service distributions.”

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of the date therein.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to (i) permit distributions upon “severance from employment” instead of “separation from service”, and (ii) limit, for participants who are non-highly compensated employees, the amount of compensation that may be taken into consideration for purposes of making tax deferred contributions and taxed contributions.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of the dates provided below, the Committee consents to the amendment of the Plan in the following manner:

1.
Effective as of July 1, 2006, Section 10.01 is amended by replacing “separates from service (within the meaning of Code Sections 401(k) and 409(o))” with “has a severance from employment (as such term is defined under Code Section 401(k)), regardless of whether such severance from employment occurs before, on or after July 1, 2006”.

2.	Effective as of July 1, 2006, Section 3.01(a) is amended by replacing the second sentence thereof with the following:

“Effective with respect to deferrals made on or after January 1, 2002 and before July 1, 2006, the 15% limit shall not apply to Active Participants who are Non-Highly Compensated Employees.  Effective with respect to deferrals made on or after July 1, 2006, the applicable percentage limit for Active Participants who are Non-Highly Compensated Employees shall be 80%.”

3.	Effective as of July 1,2006, Section 3.03(a) is amended by replacing the second sentence thereof with the following:

“An Active Participant’s Taxed Contributions may not exceed the difference between (i) 18% of his Compensation and (ii) the percentage of his Compensation contributed as a Tax Deferred Contribution.  Notwithstanding the foregoing, (i) with respect to Taxed Contributions made on and after January 1, 2002 and before July 1, 2006 the 18% limit shall not apply to Active Participants who are Non-Highly Compensated Employees, and (ii) with respect to Taxed Contributions made on and after July 1, 2006, the applicable percentage limit for Active Participants who are Non-Highly Compensated Employees shall be 80%.

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of July 1, 2006.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to reflect changes in retirement contributions for the collectively bargained employees working at the Chase Brass and Copper Company, in the Montpelier, OH location.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of September 1, 2007, the Committee consents to the amendment of the Plan in the following manner:

1.	Section 5.07 (a) is amended to read as follows:
“5.07 (a)  Retirement Contributions.

(a) The Retirement Contributions described in this Section 5.07(a) shall be provided only with respect to:

(i) salaried Employees hired on and after January 1,2005;

(ii) hourly non-collectively bargained Employees in the Chlor Alkali division hired on or after January 1, 2005;

(iii) hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division hired on or after January 1, 2005;

(iv) collectively bargained Employees at the East Alton, Illinois facility hired on or after January 1, 2006;

(v) hourly Employees at the Waterbury, Connecticut (Somers) facility hired on or after January 1, 2006; and

(vi) hourly Employees at the facility previously operated as a joint venture with E.I. du Pont de Nemours and Company at Niagara Falls, New York (referred to as the Niagara Falls/Niachlor facility) hired on or after March 15, 2006

(vii) collectively bargained Employees at the Bryan, OH facility, effective January 1, 2007

(viii) collectively bargained Employees working at Chase Brass and Copper Company in Montpelier, OH facility, effective September 1, 2007.

The Retirement Contributions made under this Section 5.07(a) shall be allocated to the Retirement Contribution Accounts of eligible Active Participants following the end of each Plan Year (or, at the Company’s discretion, during such Plan Year at such time or times as the Company determines to be administratively feasible) with respect to which a contribution is made, in an amount equal to 5% of their Compensation, provided, however, that with respect to eligible hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division, such percentage shall be 3%.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of the date therein.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  In connection with the Company’s sale of the Olin Brass division and Chase Brass and Copper Company to Global Brass and Copper Acquisition Company ("Global"), the Company desires to amend the Plan (i) to reflect the vesting of Company contributions for all participants employed by the Company immediately before the transaction’s closing and who become employed by Global immediately after the closing, and (ii) to permit such participants to continue to make loan repayments on any existing loans under the Plan after the closing. This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), the Committee consents to the amendment of the Plan in the following manner:

1.	Section 7.02 is hereby amended by adding the following subparagraph (g):

“(g)  Notwithstanding the foregoing, the Company Contribution Account of each Participant who is defined as a Transferred Employee under Article V of the Purchase Agreement between Global Brass and Copper Acquisition Co. and Olin Corporation dated as of October 15, 2007  (the “Global Sale Agreement”), shall be fully vested and non-forfeitable as of the Closing Date specified in the Global Sale Agreement, as amended.”

2.	Section 9.06 is hereby amended to read as follows:

“9.06 Repayment.  All loans shall provide for substantially level amortization over the term of the loan, with payments of principal and interest paid through automatic payroll deductions; provided, however, that the Eligible Borrower may prepay the loan in full at any time without penalty and the Eligible Borrower shall be required to make repayment in full upon the Eligible Borrower’s termination of employment.  Notwithstanding the preceding, with regard to each Eligible Borrower who is defined as a Transferred Employee under Article V of the Global Sale Agreement, such Eligible Borrower shall be permitted to continue to make payments on an existing loan after the Closing Date specified in the Global Sale Agreement, as amended, in accordance with and subject to the rules set by the Administrative Committee.

To the extent permitted by law, repayments will be suspended during unpaid leaves of absence or layoffs of up to one year although interest will continue to accrue during these periods of suspension.  Upon the Participant’s return to employment, the accrued interest will be added to his outstanding loan balance and the individual’s repayment schedule will be adjusted; provided, however, that the original term of the loan shall not be extended by virtue of such leave of absence.  If a leave of absence or layoff exceeds one year, the outstanding loan balance will become immediately due and payable as of the end of the one year period.  If an Eligible Borrower withdraws a portion or all of such individual’s vested Account Balance or becomes entitled to payment of benefits under the Plan, such payments or withdrawals shall first be applied toward any outstanding loan balance (including accrued interest), with the excess, if any, paid directly to the individual.”

[Remainder of page intentionally left blank]

APPROVED:

/s/ S. C. Curley
S. C. Curley

/s/ S. E. Doughty
S. E. Doughty

/s/ D. R. McGough
D. R. McGough

/s/ G. H. Pain
G. H. Pain

OLIN CORPORATION
BENEFIT PLAN REVIEW COMMITTEE (“Committee”)

MEETING - DECEMBER 20, 2007

RESOLVED, that the Committee adopts the amendment to the Olin Corporation Employees Pension Plan attached hereto as Exhibit A.

RESOLVED, that the Committee adopts the amendment to the Olin Corporation Contributing Employee Ownership Plan attached hereto as Exhibit B.

RESOLVED, that effective as of January 1, 2008, Pioneer Companies Inc., a wholly owned subsidiary of Olin Corporation, and its affiliates, will become a Participating Employer in the Olin Corporation Contributing Employee Ownership Plan.

RESOLVED, that the Committee adopts the amendment to the Pioneer Americas LLC Savings Plan for Henderson Bargaining Unit Employees, Pioneer America’s LLC Savings Plan for Salaried Employees and Pioneer Americas LLC Savings Plan for Tacoma Bargaining Unit Employees attached hereto as Exhibit C.

RESOLVED, that the Committee adopts the clarification to the Olin Health Plan attached hereto as Exhibit D.

RESOLVED, that the Committee hereby confirms and approves the use of the following methodology in determining the per capita cost of the salaried and non-bargaining hourly Chlor Alkali retiree population under the Olin Health Plan:

Determined solely with regard to the applicable covered retirees (with the cost of a retiree’s dependents attributable to such retiree), the per capita cost is (i) the expected cost of such retiree health care coverage under the Olin Health Plan for the applicable time period, which is based on the cost experience from a recent twelve month period (net of applicable premiums paid), trended up to and for applicable time period, plus the expected administrative cost for the applicable period, divided by (ii) the number of covered retirees.

RESOLVED further, that any Committee Member be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Committee, all such plan documentation (including plan amendments), contracts, agreements, certificates, documents, notices and other instruments, with such terms and conditions, and take such other action, as the person so acting deems necessary or appropriate to carry out the intent of the foregoing resolution.

[Signatures on Next Page]

APPROVED:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

EXHIBIT B

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to reflect changes in employer matching and retirement contributions for certain employee populations, and changes relating to the merger of the Pioneer qualified defined contribution pensions plans into the Plan as of December 31, 2007.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of December 31, 2007 (or such date specified herein for a particular item), the Committee consents to the amendment of the Plan in the following manner:

1.	Section 5.03(a)(1) is amended by adding the following to the end of the first paragraph:

“Notwithstanding the foregoing, effective as of January 1, 2008, with respect to salaried Employees, hourly non-collectively bargained and collectively bargained Employees in the Chlor Alkali division, including employees of Pioneer, eligible Active Participants shall be provided a Matching Contribution equal to 50% of the amount contributed on behalf of or by the Participant as a Tax Deferred Contribution or Taxed Contribution for such contributions up to 6% of such Participant’s Compensation.”

2.	Section 5.03(a)(1) is amended by revising the last sentence of the second paragraph to read as follows:

“Notwithstanding anything in the Plan to the contrary, no Matching Contributions shall be provided with respect to (i) salaried Employees on and after January 1,2003, and before January 1, 2008 (ii) hourly non-collectively bargained Employees in the Chlor Alkali division on or after January 1, 2006, and before January 1, 2008, and (iii) collectively bargained Employees in the Chlor Alkali division on or after February 1, 2006 and before January 1, 2008.”

3.	Section 5.04(b) is amended by adding the following to the end of the first paragraph:

“Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2008, Performance Matching Contributions described in this Section 5.04(b) shall not be provided.”

4.	Section 5.07(a) is amended to read as follows:

“(a) The Retirement Contributions described in this Section 5.07(a) shall be provided only with respect to:

(i) salaried Employees hired on and after January 1, 2005 (and effective January 1, 2008, salaried Employees hired before January 1, 2005);

(ii) hourly non-collectively bargained Employees in the Chlor Alkali division hired on or after January 1, 2005 (and effective January 1, 2008, hourly non-collectively bargained Employees in the Chlor Alkali division hired before January 1, 2005);

(iii) hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division hired on or after January 1, 2005;

(iv) collectively bargained Employees at the East Alton, Illinois facility hired on or after January 1, 2006;

(v) hourly Employees at the Waterbury, Connecticut (Somers) facility hired on or after January 1, 2006;

(vi) hourly Employees at the facility previously operated as a joint venture with E.I. du Pont de Nemours and Company at Niagara Falls, New York (referred to as the Niagara Falls/Niachlor facility) hired on or after March 15, 2006;

(vii) collectively bargained employees at Bryan Metals, Inc. (effective January 1, 2007);

(viii) hourly employees at the Cuba, Missouri facility hired on or after January 1, 2007;

(ix) collectively bargained employees working at the Chase Brass & Copper Company in the Montpelier, Ohio location (effective September 1, 2007);

(x) salaried employees and collectively bargained employees of the Henderson Bargaining Unit working at Pioneer (effective January 1, 2008); and

(xi) collectively bargained Employees at the Joliet, Illinois location (effective January 1, 2008).

The Retirement Contributions made under this Section 5.07(a) shall be allocated to the Retirement Contribution Accounts of eligible Active Participants following the end of each Plan Year (or, at the Company’s discretion, during such Plan Year at such time or times as the Company determines to be administratively feasible) with respect to which a contribution is made, in an amount equal to 5% of the Participant’s Compensation for such Plan Year (or, if applicable, portion of the Plan Year in which a population was eligible to participate under this Section 5.07(a)), provided, however, that:

(i) with respect to eligible hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division, such percentage shall be 3%,

(ii) effective as of January 1, 2008 with respect to salaried Employees, hourly non-collectively bargained Employees in the Chlor Alkali division including Pioneer, and collectively bargained employees of the Henderson Bargaining Unit at Pioneer, such percentage shall be 5% if the Employee is less than age 45, and 7.5% if the Employee is age 45 or older, and

(iii) with respect to collectively bargained Employees at the Joliet, Illinois location, such percentage shall be 5% if the Employee is less than age 45, and 6% if the Employee is age 45 or older.”

5.	The introduction is amended by adding the following at the end:

“Effective as of January 1, 2008, Pioneer Companies Inc., a wholly owned subsidiary of Olin Corporation, and its affiliates (“Pioneer”), became a Participating Employer in the Plan, and participation and contributions under its qualified defined contribution plans (the Pioneer Americas LLC Savings Plan for Henderson Bargaining Unit Employees, Pioneer America’s LLC Savings Plan for Salaried Employees and Pioneer Americas LLC Savings Plan for Tacoma Bargaining Unit Employees (referred to herein as the “Pioneer Plans”) were frozen as of December 31, 2007.  It is anticipated that the Pioneer Plans will be merged into the Plan in the first quarter of the 2008. After the merger of the Pioneer Plans into the Plan and related transfer of accounts under the Pioneer Plans to the trustee/recordkeeper of the Olin Plan, participants and beneficiaries in the Pioneer Plans with respect to such accounts shall participate in the Olin Plan under the terms and conditions of the Olin Plan.”

6.	Section 3.01(c) is amended by adding the following:

“Effective as of January 1, 2008, the initial contribution rate for an Eligible Employee of Pioneer eligible as of such date to have Tax Deferred Contributions made on his behalf shall be at the applicable salary deferral / pre-tax contribution rate (if any) such Eligible Employee was utilizing as of December 31, 2007 under the applicable Pioneer Plan.  Such contribution rate may be changed in accordance with applicable Plan terms.”

7.	Section 7.02 is hereby amended by adding the following subparagraph (h):

“(h)  Notwithstanding the foregoing (and after the merger of the Pioneer Plans into the Plan), the portion of a Participant’s Company Contribution Account attributable to Pioneer Plan employer contribution amounts shall be fully vested and non-forfeitable as of the date such Participant has three Years of Service.  For purposes of this Section 7.02 with regard to Participants at Pioneer, Years of Service shall include service with Pioneer prior to its acquisition (as determined by reference to the vesting service provisions of the applicable Pioneer Plan).  Notwithstanding the preceding, with regard to any transitional employees of the Pioneer acquisition transaction (as reflected in Schedules 5.13(a) and (b) of the acquisition/purchase agreement, provided that the related transition employee agreement was entered into with such employee), such transitional employees shall upon satisfying the applicable conditions of his or her transitional agreement be fully vested in his or her Company Contribution Account upon the transitional employee’s termination of employment to the extent not already fully vested.”

8.	Section 3.01© is amended by adding the following new paragraph:

“For Eligible Employees hired on or after November 1, 2006, andprovided that such newly hired Eligible Employee during the Opt Out Period does not make a contrary election (such as electing to not participate in the Plan, or electing to participate in the Plan at an earlier or different time, or electing a different Tax Deferred Contribution percentage), such Eligible Employee shall participate in the Plan as soon as administratively feasible on or after the expiration of the Opt Out Period and the percentage of the reduction in his Compensation shall be set at 6%.  Such Tax Deferred Contribution rate may be changed in accordance with applicable Plan terms.  The manner and form for making a contrary election during the Opt Out Period shall be set by the Administrative Committee, and the default investment for such contributions (to the extent the Participant does not provide affirmative investment direction) shall be the Age-Based Retirement Fund with the date closest to the Participant’s anticipated retirement date (assuming such person retires at age 65).  The term “Opt Out Period” refers to the sixty –day period commencing on the Eligible Employee’s date of hire.”

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend Sections 8.03(b) and 10.01(b) of the Plan to reflect the addition of non-spousal beneficiary rights in accordance with the Pension Protection Act of 2006.   This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of January 1, 2008 the Committee consents to the amendment of the Plan in the following manner:

1.           Section 8.03(b) is hereby amended to read as follows:

“(b) For purposes of this Section 8.03 and Appendix B, hardship means an immediate and heavy need to draw on financial resources to meet obligations incurred or to be incurred with respect to: (i) uninsured medical expenses (as defined in Code Section 213(d)) incurred or to be incurred by the Participant, his Spouse, non-spousal beneficiaries, or dependents (as defined in Code Section 152); (ii) costs directly related to the purchase of a principal residence (excluding mortgage payments) of the Participant; (iii) the payment of tuition and related educational fees, room and board for the next 12 months of post secondary education for the Participant, his Spouse, non-spousal beneficiary, children or dependents; (iv) the prevention of the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of his principal residence; and (v) other extraordinary expenses as determined by the Administrative Committee.”

2.           Section 10.01(b) is hereby amended by revising the last two sentences in the second paragraph as follows:

“The definition of ‘eligible retirement plan’ shall also apply in the case of a distribution to a surviving spouse, a non-spousal beneficiary distributee, or a spouse or former spouse who is the alternate payee under a QDRO, as defined in Section 414(p) of the Code. However, in the case of an eligible rollover distribution made prior to January 1, 2002 to a surviving spouse or an eligible rollover distribution made to a non-spousal beneficiary distributee, an "eligible retirement plan" is limited to an individual retirement account or individual retirement annuity in accordance with the Code and applicable law.”

3.           Section 10.01(b) is hereby amended by revising the fourth paragraph as follows:

“The Administrative Committee need not obtain evidence that a retirement plan had received an IRS determination letter in order to have a reasonable belief that a retirement plan is qualified under Code Section 401(a). A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.  For purposes of this Section 10.01(b), a distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse or non-spousal beneficiary (or other eligible distributee as defined under the Code and applicable law) and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of such person.”

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of the date therein.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to provide automatic enrollment for eligible employees currently not making elective deferrals under the Plan.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of June 1, 2008, the Committee consents to the amendment of the Plan in the following manner:

1.	Section 3.01(c) is amended by placing its current provisions into subsection (i).

2.	Section 3.01(c) is amended by adding the following new subsection (ii):

“(ii)  This Section 3.01(c)(ii) shall apply to salaried and hourly non-collectively bargained Eligible Employees who as of May 1, 2008 are not making Tax Deferred Contributions made under the Plan (the “Potential Auto-Enrollees”); provided, however, that Potential Auto-Enrollees shall not include (y) Employees in the Winchester division and (z) Employees who are not making Tax Deferred Contributions under the Plan due to the contribution suspension provisions of Sections 8.02 and 8.03.

Provided that a Potential Auto-Enrollee during the Opt Out Period does not make a contrary election (such as electing to not participate in the Plan, or electing to participate in the Plan at an earlier or different time, or electing a different Tax Deferred Contribution percentage), such Potential Auto-Enrollee shall participate in the Plan as soon as administratively feasible on or after July 1, 2008 and the percentage of the reduction in his or her Compensation shall be set at 2%.  Provided that a Potential Auto-Enrollee does not subsequently elect a different Tax Deferred Contribution rate, the Tax Deferred Contribution rate of 2% shall increase by 1% annually to a maximum of 6%, with each such rate increase to occur as soon as administratively feasible on or after each subsequent July 1st.  Notwithstanding the foregoing, a Potential Auto-Enrollee may change his or her Tax Deferred Contribution rate in accordance with applicable Plan terms.

The manner and form for making a contrary election during the Opt Out Period shall be set by the Administrative Committee, and the default investment for such contributions (to the extent the Potential Auto-Enrollee does not provide affirmative investment direction) shall be the Age-Based Retirement Fund with the date closest to the Participant’s anticipated retirement date (assuming such person retires at age 65).  For purposes of this Section 3.01(c)(ii), the term “Opt Out Period” refers to the [sixty]-day period before July 1, 2008.”

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of date provided above.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

OLIN CORPORATION
BENEFIT PLAN REVIEW COMMITTEE (“Committee”)

MEETING - DECEMBER 19, 2008

RESOLVED, that the Committee adopts the amendment to the Olin Corporation Employees Pension Plan attached hereto as Exhibit A.

RESOLVED, that the Committee adopts the amendment to the Olin Corporation Contributing Employee Ownership Plan attached hereto as Exhibit B.

RESOLVED, that the Committee adopts the amendment to the GOCO Pension Plan attached hereto as Exhibit C.

RESOLVED, that the Committee adopts the amendment and restatement of the Employment Transition Benefit Plan of Olin Corporation and its Affiliates attached hereto as Exhibit D.

RESOLVED further, that any Committee Member be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Committee, all such plan documentation (including plan amendments), contracts, agreements, certificates, documents, notices and other instruments, with such terms and conditions, and take such other action, as the person so acting deems necessary or appropriate to carry out the intent of the foregoing resolution.

[Signatures on Next Page]

APPROVED:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain

EXHIBIT B

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan in order to comply with changes required by applicable law, or in order to make certain administrative or benefit changes to the Plan.  This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (the “Committee”), effective as of December 19, 2008 (or such date specified herein for a particular item), the Committee consents to the amendment of the Plan in the following manner:

1.	The definition of “Compensation” under Article I is amended by adding the following to the end of the first paragraph:

“Notwithstanding the foregoing, effective as of January 1, 2008 and solely for purposes of determining the Compensation utilized in the determination of Retirement Contribution amounts under the Plan, Compensation shall be as provided in the first sentence but shall exclude (a) any amounts contributed to, or the value of benefits distributed under, the Company’s qualified defined benefit pension plans, this Plan or any other deferred compensation plan or program, (b) any benefits provided under an employee benefit or fringe benefit plan or program, or the taxable value of any fringe benefits, (c) cost of living and similar allowances, (d) amounts paid under a performance unit plan or other long-term bonus plan, (e) other extraneous income .”

2.	The definition of “ESOP Account” under Article I is clarified as of the Restatement Effective Date to read as follows:

““ESOP Account” shall mean that portion of the Account invested in the Olin Common Stock Fund which, with respect to any Participant with benefits accrued during periods of service for a Participating Employer, is attributable to his Taxed Contributions, Company Contributions and other amounts subject to Code Section 401(m) restrictions that are contributed by his Participating Employer.”

3.	Section 3.02 is amended by adding the following after the first sentence:

“Effective for Plan Years beginning after 2008, this Plan shall be a “safe harbor” plan (via the non-elective contribution approach) as described in Code Sections 401(k)(12) and 401(m)(11) for all Non-Bargaining Unit Employees.  To the extent provided by applicable law, the following provisions of this Section 3.02 shall not apply for any Plan Year in which this Plan meets the requirements for such a “safe harbor” plan.”

4.	Section 3.05 is amended by adding the following after the first sentence:

“Effective for Plan Years beginning after 2008, this Plan shall be a “safe harbor” plan (via the non-elective contribution approach) as described in Code Sections 401(k)(12) and 401(m)(11) for all Non-Bargaining Unit Employees.  To the extent provided by applicable law, the following provisions of this Section 3.05 shall not apply for any Plan Year in which this Plan meets the requirements for such a “safe harbor” plan.”

5.	Article III is amended by adding the following Section 3.08:

“3.08 Final 415 Regulations.  Notwithstanding anything to the contrary herein, the application of the Code Section 415 limitations and requirements for limitation years beginning on or after July 1, 2007 shall be made in accordance with the final Treasury regulations published in April 2007 with respect to applying such limitations and requirements.”

6.	Section 5.02(a)(2) is amended by inserting “cash” immediately in front of “dividend” or “dividends” wherever such words appear in such section.

7.	Section 5.02(a)(3) is amended by inserting “or non-cash dividends paid on Company Stock held in the Participant’s ESOP Account” immediately after “ESOP Account”.

8.	Section 5.07(a) is amended to read as follows:

“(a) The Retirement Contributions described in this Section 5.07(a) shall be provided only with respect to:

(i) salaried Employees hired on and after January 1, 2005 (and effective January 1, 2008, salaried Employees hired before January 1, 2005);

(ii) hourly non-collectively bargained Employees in the Chlor Alkali division hired on or after January 1, 2005 (and effective January 1, 2008, hourly non-collectively bargained Employees in the Chlor Alkali division hired before January 1, 2005);

(iii) hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division hired on or after January 1, 2005;

(iv) collectively bargained Employees at the East Alton, Illinois facility hired on or after January 1, 2006;

(v) hourly Employees at the Waterbury, Connecticut (Somers) facility hired on or after January 1, 2006;

(vi) hourly Employees at the facility previously operated as a joint venture with E.I. du Pont de Nemours and Company at Niagara Falls, New York (referred to as the Niagara Falls/Niachlor facility) hired on or after March 15, 2006;

(vii) collectively bargained Employees at Bryan Metals, Inc. (effective January 1, 2007);

(viii) hourly Employees at the Cuba, Missouri facility hired on or after January 1, 2007;

(ix) collectively bargained Employees working at the Chase Brass & Copper Company in the Montpelier, Ohio location (effective September 1, 2007);

(x) salaried Employees and collectively bargained Employees of the Henderson Bargaining Unit working at Pioneer (effective January 1, 2008);

(xi) collectively bargained Employees at the Joliet, Illinois location (effective January 1, 2008); and

(xii) collectively bargained Employees at the McIntosh, Alabama location (effective May 26, 2008)

The Retirement Contributions made under this Section 5.07(a) shall be allocated to the Retirement Contribution Accounts of eligible Active Participants following the end of each Plan Year (or, at the Company’s discretion, during such Plan Year at such time or times as the Company determines to be administratively feasible) with respect to which a contribution is made, in an amount equal to 5% of the Participant’s Compensation for such Plan Year (or, if applicable, portion of the Plan Year in which a population was eligible to participate under this Section 5.07(a)), provided, however, that:

(i) with respect to eligible hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division, such percentage shall be 3%,

(ii) effective as of January 1, 2008 with respect to salaried Employees, hourly non-collectively bargained Employees in the Chlor Alkali division, hourly non-collectively bargained Employees the Niagara Falls/Niachlor facility hired after March 15, 2006, and salaried employees and collectively bargained employees of the Henderson Bargaining Unit at Pioneer, such percentage shall be 5% if the Employee is less than age 45, and 7.5% if the Employee is age 45 or older, and

(iii) with respect to collectively bargained Employees at the Joliet, Illinois location, such percentage shall be 5% if the Employee is less than age 45, and 6% if the Employee is age 45 or older.”

9.	Section 5.07(c) is amended to read as follows:

“(c)  Collectively bargained Employees at the East Alton, Illinois facility hired before January 1, 2006 who are active participants in the Olin Corporation Employees Pension Plan under such plan’s Appendix J-9 shall have the opportunity during 2006 (in the form and manner determined by the Administrative Committee or its designee) to elect, effective as of December 31, 2006 to (i) continue accruing benefits under the Olin Corporation Employees Pension Plan in accordance with the terms of such plan’s Appendix J-9 (as amended from time to time), or (ii) cease accruing benefits under the Olin Corporation Employees Pension Plan and instead be eligible to receive a certain retirement contribution under the Plan in accordance with the terms (as amended from time to time) hereunder.  Such collectively bargained Employees electing option (ii) of the preceding sentence shall be known herein as “Electing CEOP Participants”.

Effective as of January 1, 2007, the Retirement Contributions described in this Section 5.07(c) shall be provided only with respect to Electing CEOP Participants.  The Retirement Contributions made under this Section 5.07(c) shall be allocated during a Plan Year (beginning with the 2007 Plan Year) on a pay period basis (or at such other time or times as the Company determines to be administratively feasible) to the Retirement Contribution Accounts of eligible Active Participants with respect to which a contribution is made, in an amount equal to a certain percentage of the Participant’s Compensation.

For the 2007 Plan Year and the portion of the 2008 Plan Year from January 1, 2008 to December 6, 2008, such percentage shall equal the sum of (i) 5%, (ii) the “service based percentage” as determined in accordance with the table below, and (iii) 2% if such Participant was at least age 50 as of January 1, 2007.

Service	Service Based Percentage
Under 15	0%
15-19	1%
20-24	3%
25 or more	5%

The determination of service for the above tables shall be subject to the following:

(i) service shall be determined as of the last day of the prior Plan Year;

(ii) service shall refer to Years of Service; and

(iii) service shall be rounded down to the nearest whole number.

Effective as of December 7, 2008, such percentage shall be determined as follows:

(i) with respect to Participants whose percentage immediately before December 7, 2008 was 12%, such percentage shall be 12%;

(ii) with respect to Participants whose percentage immediately before December 7, 2008 was 10%, such percentage shall be 10%;

(iii) with respect to Participants whose percentage immediately before December 7, 2008 was 8%, such percentage shall be 8%;

(iv) with respect to Participants whose percentage immediately before December 7, 2008 was 7%, such percentage shall be 7% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older;

(v) with respect to Participants whose percentage immediately before December 7, 2008 was 6%, such percentage shall be 6% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older.   Participants who are less than age 45 on December 7, 2008 shall become eligible for a percentage contribution of 7.5% commencing the month following their attainment of age 45; and

(vi) with respect to Participants whose percentage immediately before December 7, 2008 was 5%, such percentage shall be 5% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older.  Participants who are less than age 45 on December 7, 2008 shall become eligible for a percentage contribution of 7.5% commencing the month following their attainment of age 45.

10.	The current Section 5.07(d) is renumbered to be Section 5.07(e) and a new Section 5.07(d) is inserted that reads as follows:

“(d)  Effective as of February 1, 2009, collectively bargained Employees at the East Alton, Illinois facility hired before January 1, 2006 who cease accruing benefits under the Olin Corporation Employees Pension Plan (under such plan’s Appendix J-9) as of January 31, 2009 due to such plan’s benefit accrual freeze shall be eligible to receive a certain retirement contribution under the Plan in accordance with the terms (as amended from time to time) hereunder.  The Retirement Contributions described in this Section 5.07(d) shall be provided only with respect to such collectively bargained Employees described in the preceding sentence.

The Retirement Contributions made under this Section 5.07(d) shall be allocated during a Plan Year (or in the case of the 2009 Plan Year, from February 1, 2009 to December 31, 2009) on a pay period basis (or at such other time or times as the Company determines to be administratively feasible) to the Retirement Contribution Accounts of eligible Active Participants with respect to which a contribution is made, in an amount equal to a certain percentage of the Participant’s Compensation.  Such percentage shall be 5% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older.”

11.	Section 5.07 is amended by adding the following paragraph (f):

“(f)  Effective for Plan Years beginning after 2008, and notwithstanding Section 7.02, the Retirement Contribution attributable to 3% of a Participant’s Compensation made with respect to a Plan Year for Non-Bargaining Unit Employees shall be 100% vested.  The vesting schedule provided under Section 7.02 shall still be applicable to Retirement Contributions for Bargaining Unit Employees, Retirement Contributions made in Plan Years prior to 2009, and Retirement Contributions for Non-Bargaining Unit Employees made in Plan Years after 2008 to the extent they are in excess of the Retirement Contribution described in the first sentence.”

12.	The first paragraph of Section 9.06 is hereby amended to read as follows:

“All loans shall provide for substantially level amortization over the term of the loan, with payments of principal and interest paid through automatic payroll deductions; provided, however, that the Eligible Borrower may prepay the loan in full at any time without penalty and the Eligible Borrower shall be required to make repayment in full upon the Eligible Borrower’s termination of employment.  Notwithstanding the preceding, an Eligible Borrower shall be permitted to continue to make payments on an existing loan after termination of employment in accordance with and subject to the rules set by the Administrative Committee.”

13.	Article XV is amended by adding the following Section 15.13:

“15.13  Statute of Limitations.  After exhausting the Plan’s administrative claim and appeal provisions, an individual wishing to bring a lawsuit in either state or federal court challenging a claim denial must commence the lawsuit no later than six months after the individual receives a final denial letter indicating the individual has exhausted his or her administrative appeals and has the right to file a lawsuit.  In addition to this six month deadline that applies to filing a lawsuit after the claims and appeals procedures are exhausted, a general time limitation shall apply to all lawsuits involving all types of Plan issues.  An individual must commence any such lawsuit involving Plan claims no later than two years after the individual first receives information that constitutes a clear repudiation of the rights the individual is seeking to assert (i.e., the underlying event or issue that should have triggered the individual’s awareness that his or her rights under the Plan may have been violated).  Although any period of time when an individual’s claim is in the claims procedure described above (i.e., the time between when an individual files a claim for benefits with the Administrative Committee and the time the individual receives a final determination letter from the Administrative Committee) does not count against the two-year period, once the claims procedure process is completed, the two year period will continue running from the point at which it was tolled.

In order to mitigate any damages or other negative effects, individuals must always carefully review their account statements, confirmations, payroll records (e.g., for deductions and contributions made to the plan) and any other records relating to the Plan, and report any discrepancies or other concerns within 30 days of the date of the applicable record through the procedures discussed in the summary plan description.  An individual must file a claim under the Plan’s claim procedures if his or her concerns cannot be resolved within this time.  Neither the Company, the Plan, the Administrative Committee, nor any of their agents or employees will be responsible for damages or other negative effects incurred by an individual caused by such individual’s failure to follow these requirements and procedures.”

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE
OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective December 1, 2003)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Contributing Employee Ownership Plan (the “Plan”).  The Company desires to amend the Plan to reflect (i) the elimination of the Arch Common Stock Fund and certain clarification items, (ii) benefit and vesting changes resulting from the New Haven Copper Company closing in 2007, and (iii) changes in employer retirement contributions for certain employee populations. This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

In Section 14.01 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of December 31, 2006 (or such date specified herein for a particular item), the Committee consents to the amendment of the Plan in the following manner:

1.	Article I is hereby amended effective as October 1, 2006 by replacing the definition of “Olin Common Stock Fund” with the following:

““Olin Common Stock Fund” means the Fund under the Plan that is 100% invested in Company Stock, provided that (i) cash dividends (net of expenses applied to the Fund) paid on the Company Stock shall be reinvested in Company Stock except as otherwise set forth in the Plan, and (ii) cash and cash equivalents may be kept in the Fund to allow the processing of Fund orders and to pay permitted Plan expenses.”

2.	Section 3.04(d) is hereby amended by adding the following paragraph at the end of such section:

“Notwithstanding the above paragraph, due to the New Haven Copper Company closing, Monarch shall also make a contribution to this Plan for the 2007 Plan Year in cash equal to five percent (5%) of the Compensation of each eligible collectively bargained Employee who is employed by the New Haven Copper Company in such Plan Year regardless of whether such Employee meets the requirements of clauses (i), (ii) and (iii) in the first sentence of the above paragraph, provided that such Employee is employed by the New Haven Copper Company up until such Employee’s scheduled release date (such date to be determined by the Company as part of the closing of the New Haven Copper Company) (such Employees are herein referred to as the “New Haven Release Date Employees”).  There shall be no duplicate contributions for a particular Employee employed by the New Haven Copper Company as a result of this paragraph and the above paragraph.”

3.	Section 5.07(a) is amended by replacing the first sentence with the following:

“The Retirement Contributions described in this Section 5.07(a) shall be provided only with respect to:

(i) salaried Employees hired on and after January 1,2005;

(ii) hourly non-collectively bargained Employees in the Chlor Alkali division hired on or after January 1, 2005;

(iii) hourly non-collectively bargained Employees at the Oxford, Mississippi location of the Winchester division hired on or after January 1, 2005;

(iv) collectively bargained Employees at the East Alton, Illinois facility hired on or after January 1, 2006;

(v) hourly Employees at the Waterbury, Connecticut (Somers) facility hired on or after January 1, 2006;

(vi) hourly Employees at the facility previously operated as a joint venture with E.I. du Pont de Nemours and Company at Niagara Falls, New York (referred to as the Niagara Falls/Niachlor facility) hired on or after March 15, 2006;

(vii) collectively bargained employees at Bryan Metals, Inc. (effective January 1, 2007); and

(viii) hourly employees at the Cuba, Missouri facility hired on or after January 1, 2007.”

4.	Section 6.01 is hereby clarified effective as October 1, 2006 by inserting the following after the second sentence of the last paragraph of such section:

“To the extent a self-directed brokerage window investment option is available, each Participant (or Beneficiary as the case may be) shall be the “named fiduciary” (as described in Section 402(a)(2) of ERISA) with respect to such self-directed brokerage window investment option.

5.	Section 6.04(d) is hereby amended by adding the following at the end of such section:

“Effective October 1, 2006, in the time and manner as directed by the Investment Committee (and any delegate thereto), the Arch Common Stock Fund shall be progressively liquidated and the proceeds invested in the same manner and percentages as the Participant’s (or Beneficiary’s) other Participant-Directed Investments.  The Arch Common Stock Fund shall cease to be an investment option under the Plan as of its complete liquidation.”

6.	Section 7.02 is hereby amended by adding the following subparagraph (f):

“Notwithstanding the foregoing, the Company Contribution Account of each New Haven Release Date Employee shall be fully vested and non-forfeitable as of his or her scheduled release date.”

7.	Section 13.02(a) is hereby amended effective as October 1, 2006 by revising the last sentence to read as follows:

“As to any tender offer, each Participant (or Beneficiary in the event of the death of the Participant), as a named fiduciary within the meaning of Section 402(a)(2) of ERISA, shall have the right to determine whether shares held subject to the Plan will be tendered. Participant determinations under this section shall be governed by Section 12.11(a) of the Plan.”

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned have executed this amendment on behalf of Olin Corporation effective as of the date therein.

Benefit Plan Review Committee:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain